Exhibit 4.4

Exhibit 4.4 CONSTRUCTION LOAN AGREEMENT by and among LINCHPIN INVESTORS, LLC, A Delaware limited liability company And ITS WHOLLY-OWNED SUBSIDIARIES THAT MAY HEREAFTER BECOME PARTIES HERETO, Each as a Borrower, And LI LENDING, LLC a Delaware limited liability company, as Lender,

Article I Gene Section 1.1 Use of Proceeds. 5 5 Section 1.2 Conditions to Becoming a Borrower and receiving the initial advance of Loan proceeds. 5 Section 1.3 Schedules. 5 Section 1.4 Defined Terms . 5 Article II Advances of the Loan 6 Section 2.1 The Loan 6 Section 2.2 6 Section 2.3 7 Section 2.4 Liability of Lender 8 Article III Representations and Warranties 9 Section 3.1 9 Section 3.2 Other Documents; Laws 9 Section 3.3 Taxes 9 Section 3.4 Legal Actions 9 Section 3.5 Nature of Loan 9 Section 3.6 Trade Names 10 Section 3 7 Financial Statements 10 Section 3.8 10 Section 3.9 Compliance with Zoning and Other Requirements; Borrower’s Trade and Business .10 Section 3.10 Plans and Specifications 10 Section 3.11 Building Permits; Other Permits 11 Section 3.12 Utilities 11 Section 3.13 Access; Roads 11 Section 3.14 Other Liens 11 Section 3.15 No Material Adverse Change 11 Section 3.16 Defaults 11 Section 3.17 OFAC and Other Sanctions 11 Section 3.18 Title 12 Section 3.19 12 Section 4.1 Commencement and Completion of Construction; Compliance with Laws; Use of Proceeds 12 Section 4.2 Approval of Construction 12 Section 4.3 Intentionally Omitted 13 Section 4.4 Compliance with Laws; Encroachments 13 Section 4.5 13

Section 4.6 Contracts, Vouchers and Receipts 13 Section 4.7 13 Section 4.8 14 Section 4.9 Insurance 14 Section 4.10 15 Section 4.11 16 Section 4.12 Management 16 Section 4.13 16 Section 4.14 Estoppel Certificates 17 Section 4.15 Taxes 17 Section 4.16 17 Section 4 17 Reimbursement’ Interest 18 Section 4.18 Notification by Borrower 18 Section 4.19 Indemnification by Borrower 18 Section 4.20 Fees and Expenses 19 Section 4.21 Appraisals 19 Section 4.22 Leasing 19 Section 4.23 Funding Account 19 Section 4.24 Income from Property 19 Article V Negative Covenants 20 Section 5.1 Conditional Sales 20 Section 5.2 20 Section 5.3 Insurance Policies and Bonds 20 Section 5.4 Commingling 20 Section 5.5 No Additional Debt 20 Section 5.6 Sanctions 21 Section 5.7 Funding Account 21 Article VI Events of Default 21 Section 6.1 Payment Default 21 Section 6.2 21 Section 6.3 21 Section 6.4 21 Section 6.5 Insurance Obligations 22 Section 6.6 Other Obligations 22 Section 6.7 Progress of Construction 22 Section 6.8 Damage to Improvements 22 Section 6.9 Lapse of Permits or Approvals 22 Section 6.10 Intentionally Omitted 22 Section 6.11 Mechanic’s Lien 22 Section 6.12 Survey Matters 22 Section 6.13 23 Section 6.14 Intentionally Omitted 23 Section 6.15 Bankruptcy 23 Section 6.16 Appointment of Receiver, Trustee, Liquidator 23

Section 6.17 Inability to Pay Debts 23 Section 6.18 Judgment 23 Section 6.19 Dissolution; Change in Business Status 23 Section 6.20 Intentionally Omitted 23 Section 6.21 Intentionally Omitted 23 Section 6.22 Material Adverse Change 23 Section 6.23 Forfeiture 24 Section 6.24 Guaranty 24 Article VII Remedies on Default 24 Section 7.1 24 Section 7.2 25 Article VIII Miscellaneous 26 Section 8.1 Further Assurances; Authorization to File Documents 26 Section 8.2 No Warranty by Lender 26 Section 8.3 Standard of Conduct of Lender 26 Section 8.4 No Partnership 27 Section 8.5 Severability 27 Section 8.6 Authorized Signers 27 Section 8.7 Notices 27 Section 8.8 28 Section 8.9 Third Parties; Benefit 29 Section 8.10 Rules of Construction 29 Section 8.11 29 Section 8.12 Signs; Publicity 29 Section 8.13 Governing Law 30 Section 8.14 Time of Essence 30 Section 8.15 Electronic Communications 30 Section 8.16 Forum 30 Section 8.17 Joint and Several Liability; Single Loan Account 30 Section 8.18 WAIVER OF JURY TRIAL. 31 Section 8.19 USA Patriot Act Notice 32 Section 8.20 Entire Agreement 32 Section 8.21 Intercreditor Agreement 33 Section 8.22 WASHINGTON NOTICE 33

Schedules to Construction Loan Agreement Schedule 1 Definitions Schedule 2 Schedule of Documents Schedule 3 Addendum Schedule 4 Intentionally Omitted Schedule 5 Project Schedule Schedule 6 Plans and Specifications Schedule 7 Form of DACA Schedule 8 Reserved Schedule 9 Form of Environmental Indemnity Agreement Schedule 10 Form of Security Instrument

CONSTRUCTION LOAN AGREEMENT This CONSTRUCTION LOAN AGREEMENT (this “Agreement”) is made as of the 10th day of May, 2019 (“Effective Date”), by and among LINCHPIN INVESTORS, LLC, a Delaware limited liability company (“Linchpin”) and one or more wholly-owned subsidiaries of Linchpin hereafter acquired or formed which become party to this Agreement by executing the Addendum hereto in the form of Schedule 3 (“Addendum”) or that receive Loan proceeds hereunder (Linchpin and such subsidiaries of Linchpin are each referred to herein as a “Borrower” and referred to collectively as the “Borrowers”), and LI LENDING, LLC, a Delaware limited liability company (“Lender”). Recitals Each Borrower has applied to Lender for one or more loans to finance the payment of interest on such loans and certain costs related to the acquisition, refinance, construction and/or development of improvements on real property in which such Borrower is acquiring (or has acquired) an interest, including without limitation both fee and leasehold interests. Lender has agreed to make the loan on the terms and conditions set forth in this Agreement and in the other documents evidencing and securing the loan. Now, therefore, in consideration of the premises, and in further consideration of the mutual covenants and agreements herein set forth, the parties covenant and agree as follows: Agreements Article I General Information. Section 1.1 Use of Proceeds. Each Borrower shall use the proceeds of the Loan made under this Agreement for a Permitted Use. Section 1.2 Conditions to Becoming a Borrower and receiving the initial advance of Loan proceeds. The conditions precedent to becoming a Borrower and receiving the proceeds of the Loan are set forth in Section 2.2. Section 1.3 Schedules. The Schedules attached to this Agreement are incorporated herein and made a part hereof. Section 1.4 Defined Terms. Capitalized terms in this Agreement shall have the meanings ascribed to such terms in the Preamble hereto and in Schedule 1. 5

Article II Advances of the Loan. Section 2.1 The Loan. Each Borrower agrees to borrow the Loan from Lender, and Lender agrees to lend the Loan to each Borrower, subject to the terms and conditions herein set forth in this Agreement, in two advances which will not exceed, in the aggregate, the Loan Amount. The first Advance in the amount of Forty Five Million and No/100 Dollars ($45,000,000.00) shall be disbursed upon closing of the Loan, or at the election of Lender, the Lender may make multiple disbursements of the first Advance provided that Borrower receives the full amount of the first Advance within seven (7) business days following the closing of the Loan. Notwithstanding any multiple disbursements of the first Advance made by Lender, Borrower shall be required to pay interest on the full amount of first Advance as of the closing Loan as if such amount was fully disbursed to Borrower on such date. The second Advance in the amount of Five Million and No/100 ($5,000,000) shall be made within ten (10) business of Borrower’s written request but not later than December 31, 2019. Interest shall accrue and be payable in arrears only on sums advanced under the Note and hereunder for the period of time outstanding and shall be payable as set forth in the Note. The Loan is not a revolving loan; amounts repaid may not be re-borrowed. Section 2.2 Conditions Precedent to Advances to a Borrower on the Loan. Lender’s obligation to make the Advances hereunder is subject to the following conditions precedent, with all documents, instruments, opinions, reports and other items required under this Agreement to be in form and substance satisfactory to Lender: (a) All requisite corporate action and proceedings in connection with this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Lender, and the Lender shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which the Lender may have requested in connection therewith, such documents where requested by the Lender or its counsel to be certified by appropriate corporate officers, members, managers or governmental authorities. (b) 4Front Holdings shall have duly executed by the appropriate parties and delivered to Lender in form and substance reasonably satisfactory to Lender an unconditional guaranty of each Borrowers payment and performance obligation under this Agreement and the other Loan Documents. Following the Merger, such guaranty shall, by operating of law and execution of joinder as required under the Guaranty, be binding upon 4Front Ventures; provided, however, the obligations of 4Front Ventures, as Guarantor under the Guaranty following the Merger shall be subordinate to the obligations of 4Front Ventures to GGP. (c) The other Loan Documents and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Lender, in form and substance satisfactory to the Lender. (d) The Lender shall have received the pledge of the Equity Interests pursuant to the Pledge and Security Agreement and the books and records of 4Front Holdings shall have been updated to reflect the pledge. (e) Each document (including any Uniform Commercial Code financing statements) required by the Loan Documents or under law or reasonably requested by Lender shall be in proper form for filing, registration or recordation. 6

(f) The Lender shall have received a notice setting forth the deposit account of the Borrower identified as account number 7375507588 at Bank (“Funding Account”) to which the Lender is authorized by the Borrower to Advance the proceeds of the Loan and which proceeds shall remain in such Funding Account until disbursed by Borrower for the payment of interest on the Loan or for any other Permitted Use. The Funding Account shall, within thirty (30) days of the initial advance on the Loan be under the dominion and control of Lender pursuant to a DACA which shall be executed by Borrower and Bank. Borrower shall be able to access such funds in the Funding Account for a Permitted Use as provided in the Loan Agreement so long as there is no occurrence and continuance of an Event of Default. (g) Lender shall have received the Loan Origination Fee. (h) Lender shall have received any and all fees and costs incurred (including reasonable attorney’s fees and costs) in connection with the closing of Loan from Borrower in an amount not to exceed Fifty Thousand and No/100 ($50,000.00). (i) The Lender shall have received a draft of the Bank’s Form of DACA with seven (7) days of the closing of the Loan. (j) The Lender shall have received all of the original stock certificates being pledged to Lender pursuant to the Pledge and Security Agreements along with originals of the signed stock powers as allonges to the stock certificates within seven (7) days of the closing of the Loan. (k) The Lender shall have received original signature pages to the Loan Documents from Borrower, Guarantor and each of the owners of the Equity Interests within three (3) business days of the closing of the Loan. (1) The Lender shall have received the original signed Pledge and Security Agreement, Stock Power and Stock Certificate of Palo Verde Ventures, LLC, a Delaware limited liability company. (m) There shall exist no Event of Default or condition which would constitute an Event of Default under this Agreement or the other Loan Documents. (n) The representations and warranties of the Borrowers contained in this Agreement and the Guaranty by Guarantor shall be true and correct in all material respects and all covenants, agreements and conditions contained in this Agreement to be performed by the Borrowers shall have been performed or complied with in all material respects. (o) There shall have been no material adverse change in the financial condition, business, affairs or prospects of any of the Borrowers or the Guarantor, and the Borrowers or Guarantor shall not have suffered any material loss (whether or not insured) by reason of physical damage caused by fire, earthquake, accident, theft or other calamity which substantially affects the value of its assets, properties or business. Section 2.3 Purpose: Reallocation of Proceeds from Funding Account. The proceeds of the Loan advanced hereunder shall remain in the Funding Account and shall be used by Borrower to pay interest on the Loan or for any other Permitted Use without the necessity of any further consents or approval from Lender. Upon transferring the funds from the Funding Account to a Borrower for a Permitted Use, Borrower shall make any and all commercially reasonably efforts and act in good faith to satisfy the following conditions in form and substance reasonably satisfactory to Lender within the time periods set forth therein, but not in any event later than ninety (90) days from such transfer: 7

(a) Lender must have received evidence or other documentation that Borrower is a wholly-owned subsidiary of Linchpin within thirty (30) days of such transfer. (b) Borrower shall have provided Lender with a certified copy of each Borrower’s Governing Documents, together with a certified copy of resolutions properly adopted by the members of the Borrower, under which the members authorized the execution and delivery of this Agreement, the Note, the Security Instruments and any other Loan Documents, and to consummate the borrowings and grant the security contemplated under this Agreement within thirty (30) days of such transfer. (c) Borrower shall, upon such transfer, have fee simple title, a leasehold interest, or such other interest as approved by Lender in its reasonable discretion to the Property, provide that such Property or interest in Property is solely related to Borrower’s cannibas business. (d) Lender shall have received from Borrower, within fifteen (15) days of such transfer, each of the documents set forth on the Schedule of Documents attached as Schedule 2 hereto, each duly executed by the Authorized Signer and delivered to Lender in form and substance reasonably satisfactory to Lender and Borrower shall be in compliance with all material terms thereof. (e) The Security Instrument shall be in form and substance reasonably satisfactory to Lender within fifteen (15) days of such transfer. (f) The security interest in the Property shall have been duly authorized, created and perfected with a first priority Security Instrument and shall be in full force and effect within fifteen (15) days such transfer. (g) Borrower shall have furnished to Lender within ninety (90) days of such transfer copies of the insurance policies (or certificates of insurance) and insurance coverage insuring the Property for the fair market value and naming Lender as loss payee in accordance with the requirements under the Security Instrument and other Loan Documents such insurance policies shall be in all respects reasonably satisfactory to Lender in its reasonable discretion. (h) Borrower shall have furnished to Lender within ninety (90) days of such transfer an irrevocable commitment of the title company to issue an ALTA extended coverage mortgagee’s policy of title insurance insuring the lien of the Security Instrument as a first and valid lien encumbering the Property, subject only to those exceptions to title to which Lender does not object and deems reasonably satisfactory. Such policy also shall contain such endorsements and provisions for further endorsements as Lender may reasonably require consistent with similarly situated properties as the Properly. The title insurance policy shall provide coverage in the full amount of the Loan proceeds used by Borrower to acquire a Property. Lender shall have the right to approve (in Lender’s reasonable discretion) the title insurance company issuing the policy and to require such reinsurance or coinsurance as Lender may deem appropriate. Notwithstanding the foregoing, upon the occurrence and continuance of an Event of Default hereunder, all Loan proceeds shall remain in the Funding Account and Borrower shall not be permitted to make any further transfers from the Funding Account. Section 2.4 Liability of Lender. Lender shall in no event be responsible or liable to any Person other than Borrowers for the disbursement of or failure to disburse the Loan proceeds or any part thereof and neither the General Contractor, Construction Inspector nor any subcontractor, laborer or material supplier shall have any right or claim against Lender under this Agreement or the other Loan Documents. 8

Article III Representations and Warranties. Each Borrower represents and warrants to Lender, on behalf of itself and each other Borrower hereunder, as of the closing of the Loan and until such time as all Obligations shall be indefeasibly paid and performed in full, the following: Section 3.1 Organization. Power and Authority of Borrower: Loan Documents. Borrower (a) is a limited liability company, corporation or partnership, as applicable, duly organized, existing and in good standing under the Laws of the state in which it is organized and is duly qualified to do business and in good standing in the state in which the Land is located (if different from the state of its formation) and in any other state where the nature of Borrower’s business or property requires it to be qualified to do business, and (b) has the power, authority and legal right to own its property and carry on the business now being conducted by it and to engage in the transactions contemplated by the Loan Documents. The Loan Documents to which Borrower is a party have been duly executed and delivered by Borrower, and the execution and delivery of, and the carrying out of the transactions contemplated by, such Loan Documents, and the performance and observance of the terms and conditions thereof, have been duly authorized by all necessary organizational action by and on behalf of Borrower. The Loan Documents to which Borrower is a party constitute the valid and legally binding obligations of Borrower and are fully enforceable against Borrower in accordance with their respective terms, except to the extent that such enforceability may be limited by Laws generally affecting the enforcement of creditors’ rights. Section 3.2 Other Documents: Laws. The execution and performance of the Loan Documents to which Borrower is a party and the consummation of the transactions contemplated thereby will not conflict with, result in any breach of, or constitute a default under, the organizational documents of Borrower, or any contract, agreement, document or other instrument to which Borrower is a party or by which Borrower or any of its properties may be bound or affected, and such actions do not and will not, to the best of Borrower’s knowledge, violate or contravene any Law to which Borrower, the Property, or any tenant under any Lease is subject. Section 3.3 Taxes. Borrower has filed all federal, state, county and municipal tax returns required to have been filed by Borrower and has paid all Taxes which have become due pursuant to such returns or pursuant to any tax assessments received in writing by Borrower. Section 3.4 Legal Actions. There are no Claims or investigations by or before any court or Governmental Authority, pending, or to the best of Borrower’s knowledge and belief, threatened against or affecting Borrower, Borrower’s business or the Property. To the best of Borrower’s knowledge, Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or any Governmental Authority affecting Borrower or the Property. Section 3.5 Nature of Loan. Borrower is a business or commercial organization. The Loan is being obtained solely for business or investment purposes, and will not be used for personal, family, household or agricultural purposes. 9

Section 3.6 Trade Names. Borrower conducts its business solely under the name set forth in the Preamble to this Agreement or any Addendum attached hereto and makes use of no trade names in connection therewith, unless such trade names have been previously disclosed to Lender in writing. Section 3.7 Financial Statements. The financial statements heretofore delivered by Borrower and Guarantor to Lender are true and correct in all material respects, have been prepared in accordance with sound accounting principles consistently applied, and fairly present the respective financial conditions of the subjects thereof as of the respective dates thereof. Section 3.8 ERISA and Prohibited Transactions. As of the date hereof and throughout the term of the Loan: (a) Borrower is not and will not be (i) an “employee benefit plan,” as defined in Section 3(3) of ERISA, (ii) a “governmental plan” within the meaning of Section 3(32) of ERISA, or (iii) a “plan” within the meaning of Section 4975(e) of the Code; (b) the assets of Borrower do not and will not constitute “plan assets” within the meaning of the United States Department of Labor Regulations set forth in Section 2510.3-101 of Title 29 of the Code of Federal Regulations; (c) transactions by or with Borrower arc not and will not be subject to state statutes applicable to Borrower regulating investments of fiduciaries with respect to governmental plans; and (d) Borrower will not engage in any transaction that would cause any Obligation or any action taken or to be taken hereunder (or the exercise by Lender of any of its rights under the Security Instruments or any of the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA or Section 4975 of the Code. Borrower agrees to deliver to Lender such certifications or other evidence of compliance with the provisions of this Section as Lender may from time to time reasonably request. Section 3.9 Compliance with Zoning and Other Requirements; Borrower’s Trade and Business. To the best of Borrower’s knowledge, (i) the anticipated use of the Property complies with applicable zoning ordinances, regulations and restrictive covenants affecting the Land; (ii) all use and other requirements of any Governmental Authority having jurisdiction over the Property have been satisfied; and (iii) no material violation of any Law exists with respect to the Property. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, Lender expressly acknowledges and agrees that Borrower’s trade and business involves the production and distribution of cannabis and cannabis-related products and that Borrower shall not be in breach or default of any representation, warranty, covenant, requirement or restriction set forth herein or in any of the other Loan Documents as a result of engaging in said trade and business and operating the Property in furtherance of said trade and business. Section 3.10 Plans and Specifications. The Plans and Specifications are complete and adequate for the Construction of the Improvements. The Plans and Specifications have been approved by all Governmental Authorities having or claiming jurisdiction over the Property and by the beneficiary of each restrictive covenant affecting the Property whose approval is required. To the best of Borrower’s knowledge, the Improvements, if constructed substantially in accordance with the Plans and Specifications, will fully comply with all applicable Laws. 10

Section 3.11 Building Permits: Other Permits. All building, construction and other permits necessary or required in connection with the Construction of the Improvements have been validly issued or will be issued in a timely manner by a date sufficient to ensure commencement of construction and Completion of Construction in accordance with the Project Schedule. All required fees have been paid and bonds and/or other security have been posted in connection with all permits that have been issued, and adequate amounts are included in the Borrower’s budget to pay all fees and the cost of all bonds and other security in connection with permits to be issued in the future. Following the issuance thereof, all permits will remain in full force and effect. Section 3.12 Utilities. All utility services necessary for the Construction of the Improvements and the operation thereof for their intended purposes are available at the boundaries of the Land (or will be available upon the completion of work shown in the Plans and Specifications), including telephone service, cable television, water supply, storm and sanitary sewer facilities, natural gas and electric facilities, including cabling for telephonic and data communication, and the capacity to send and receive wireless communication. Section 3.13 Access: Roads. All roads and other accesses necessary for the Construction of the Improvements and full utilization thereof for their intended purposes have either been completed or the necessary rights of way therefor have either been acquired by the appropriate Governmental Authority, or have been dedicated to public use and accepted by such Governmental Authority and all necessary steps have been taken by Borrower or such Governmental Authority to assure the complete construction and installation thereof by a date sufficient to ensure the Completion of Construction of the Improvements in accordance with the Project Schedule. Section 3.14 Other Liens. Except for contracts for labor, materials and services furnished or to be furnished in connection with the Construction of the Improvements, Borrower has made no contract or arrangement of any kind the performance of which by the other party thereto would give rise to a lien on the Property. Section 3.15 No Material Adverse Change. No material adverse change has occurred in the financial condition of Borrower or any Guarantor from that reflected in the financial statements of Borrower or Guarantors provided to Lender in connection with Lender’s approval of the Loan, and no material additional liabilities have been incurred by Borrower since the dates of such statements other than the borrowings contemplated herein or as approved in writing by Lender. Section 3.16 Defaults. There is no Event of Default under any of the Loan Documents that is continuing beyond expiration of any applicable notice and/or cure period, and there is no default or event of default under any material contract, agreement or other document related to the Construction of the Improvements or the operation thereof. Section 3.17 OFAC and Other Sanctions. Neither Borrower nor any of its subsidiaries or Affiliates (collectively, the “Company”’) or, to the knowledge of the Company, any director, officer, employee, agent, Affiliate or representative of the Company is a Person currently the subject of any Sanctions, nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions.

Section 3.18 Title. Except as contemplated by this Agreement or as previously disclosed to and approved by Lender in writing, each Borrower owns and has good title to the Property free and clear of any Liens or Security Interests except those of Lender under the Security Instrument. Lender represents and warrants to Borrower, as of the closing of the Loan and as of each subsequent advance any proceeds of the Loan, the following: Section 3.19 Anti-Money Laundering. The operations of the Lender and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Lender and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Lender or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Lender, threatened. Article IV Affirmative Covenants and Agreements. Each Borrower covenants, on behalf of itself and each other Borrower hereunder, as of the closing of the Loan and until such time as all Obligations shall be indefeasibly paid and performed in full, the following: Section 4.1 Commencement and Completion of Construction: Compliance with Laws: Use of Proceeds. Borrower shall at all times act in good faith and use commercially reasonable efforts to cause the Construction of the Improvements to be commenced and prosecuted in a good and workmanlike manner and shall cause the same to be completed in accordance with the Project Schedule and substantially in accordance with the Plans and Specifications. Borrower shall comply with all Laws and all orders, writs, injunctions, decrees and demands of any court or any Governmental Authority affecting Borrower or the Property. Borrower shall use all proceeds of the Loan for the purposes contemplated herein and which are not in contravention of any Law or any Loan Document. Section 4.2 Approval of Construction. No work associated with the Construction of the Improvements shall be commenced by Borrower unless and until the Plans and Specifications have been approved by Lender (such approval not to be unreasonably withheld, conditioned or delayed), by all Governmental Authorities having or claiming jurisdiction over the Land and Improvements, by the beneficiary of any applicable restrictive covenant whose approval is required, and by any other party whose approval is required under applicable agreements, and unless and until all building, construction and other permits necessary or required in connection with the Construction of the Improvements have been validly issued and all fees, bonds and any other security required in connection therewith have been paid or posted.

Section 4.3 Intentionally Omitted Section 4.4 Compliance with Laws; Encroachments. The Improvements shall be constructed and operated in accordance with all applicable (whether present or future) Laws. The Improvements shall be constructed entirely on the Land and shall not encroach upon any easement or right-of-way, or upon the land of others. Construction of the Improvements shall occur wholly within all applicable building restriction lines and set-backs, however established, and the Construction of the Improvements and their operations shall be in strict compliance with all applicable use or other restrictions and the provisions of any prior agreements, declarations, covenants and all applicable zoning and subdivision ordinances and regulations. Borrower shall obtain, preserve and maintain in good standing, as applicable, all rights, privileges and franchises necessary or desirable for the operation of the Property and the conduct of Borrower’s business thereon or therefrom. Section 4.5 Inspections: Cooperation. Borrower shall permit representatives of Lender and the Construction Inspector to enter upon the Land during weekdays anytime between 9:00 am and 5:00 pm (local time), to inspect the Improvements and any and all materials to be used in connection with the Construction of the Improvements, to inspect and examine all detailed plans and shop drawings and similar materials as well as all books and records of Borrower (regardless of where maintained) and all supporting vouchers and data and to make copies and extracts therefrom and to discuss the affairs, finances and accounts pertaining to the Loan and the Improvements with representatives of Borrower. Borrower shall at all times cooperate and cause the General Contractor and each and every one of its subcontractors and material suppliers to cooperate with the representatives of Lender and the Construction Inspector in connection with or in aid of the performance of Lender’s functions under this Agreement. Except in the event of an emergency, Lender shall give Borrower at least forty-eight (48) hours’ notice by telephone in each instance before entering upon the Land and/or exercising any other rights granted in this Section. Section 4.6 Contracts. Vouchers and Receipts. Borrower shall furnish to Lender, promptly on demand, any contracts, subcontracts, bills of sale, statements, receipted vouchers or other agreements relating to the Construction of the Improvements, including any such items pursuant to which Borrower has any claim of title to any materials, fixtures or other articles delivered or to be delivered to the Land or incorporated or to be incorporated into the Improvements. Borrower shall furnish to Lender, promptly on demand, a verified written statement, in such form and detail as Lender may require, setting forth the names and addresses of all contractors, subcontractors and suppliers furnishing labor or materials in the Construction of the Improvements and showing all amounts paid for labor and materials and all items of labor and materials furnished or to be furnished for which payment has not been made and the amounts to be paid therefor. Section 4.7 Payment and Performance of Contractual Obligations. Borrower shall perform in a timely manner all of its material obligations under the Architect’s Contract, the Construction Contract and any and all other contracts and agreements related to the Construction of the Improvements or the operation thereof, and Borrower will pay when due (subject to any applicable notice and/or cure period) all bills for services or labor performed and materials supplied in connection with the Construction of the Improvements. Within thirty (30) days after the filing of any mechanic’s lien or other lien or encumbrance against the Property, Borrower will promptly discharge the same by payment or filing a bond or otherwise as permitted by Law. So long as Lender’s security has been protected by the filing of a bond or otherwise in a manner satisfactory to Lender in its sole discretion, Borrower shall have the right to contest in good faith any claim, lien or encumbrance, provided that Borrower does so diligently and without prejudice to Lender or delay in completing Construction of the Improvements.

Section 4.8 Correction of Construction Defects. Promptly following any demand by Lender, Borrower shall correct or cause the correction of any known structural defects in the Improvements, any work not of good quality, any work that fails to comply with the requirements of Section 4.4 and any material departures or deviations from the Plans and Specifications not approved in writing by Lender. Section 4.9 Insurance. Borrower shall maintain the following insurance at its sole cost and expense: (a) Insurance against Casualty to the Property under a policy or policies covering such risks as are presently included in “special form” (also known as “all risk”) coverage, including such risks as are ordinarily insured against by similar businesses, but in any event including fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, damage from aircraft, smoke, vandalism, malicious mischief and acts of terrorism. Such insurance shall name Lender as mortgagee and loss payee. Unless otherwise agreed in writing by Lender, such insurance shall be for the full insurable value of the Property, with a deductible amount, if any, satisfactory to Lender. No policy of insurance shall be written such that the proceeds thereof will produce less than the minimum coverage required by this Section by reason of co-insurance provisions or otherwise. The term “full insurable value” means one hundred percent (100%) of the actual replacement cost of the Property (excluding excavation costs and costs of underground flues, pipes, drains and other uninsurable items). (b) Comprehensive (also known as commercial) general liability insurance on an “occurrence” basis against claims for “personal injury” liability and liability for death, bodily injury and damage to property, products and completed operations, in limits reasonably satisfactory to Lender with respect to any one occurrence and the aggregate of all occurrences during any given annual policy period. Such insurance shall name Lender as an additional insured. (c) Workers’ compensation insurance for all employees of Borrower in such amount as is required by Law and including employer’s liability insurance, if required by Lender. (d) During any period of construction upon the Property, Borrower shall maintain, or cause others to maintain, builder’s risk insurance (non-reporting form) of the type customarily carried in the case of similar construction for one hundred percent (100%) of the full replacement cost of work in place and materials stored at or upon the Property. (e) If at any time any portion of any structure on the Property is insurable against Casualty by flood and is located in a Special Flood Hazard Area under the Flood Disaster Protection Act of 1973, as amended, a flood insurance policy on the structure and Borrower owned contents in form and amount acceptable to Lender but in no amount less than the amount sufficient to meet the requirements of applicable Law as such requirements may from time to time be in effect. The flood insurance policy on contents shall be required upon completion of the structure or any unit or component thereof, or as soon thereafter as a flood insurance policy on such contents may be obtained. (f) Loss of rental value insurance or business interruption insurance in an amount acceptable to Lender.

(g) Such other and further insurance as may be reasonably required from time to time by Lender in order to comply with regular requirements and practices of Lender in similar transactions including, if required by Lender, boiler and machinery insurance, pollution liability insurance, wind insurance and earthquake insurance, so long as any such insurance is generally available at commercially reasonable premiums as determined by Lender from time to time. In addition to the foregoing, Borrower shall cause the General Contractor to provide and maintain comprehensive (commercial) general liability insurance and workers’ compensation insurance for all employees of the General Contractor meeting, respectively, the requirements of Subsections (b) and (c). above. Each policy of insurance (i) shall be issued by one or more insurance companies each of which must have an A.M. Best Company financial and performance rating of A-IX or better and are qualified or authorized by the Laws of the State to assume the risks covered by such policy, (ii) with respect to the insurance described under the preceding Subsections (a), (d), (e) and (f). shall have attached thereto standard non-contributing, non-reporting mortgagee clauses in favor of and entitling Lender without contribution to collect any and all proceeds payable under such insurance, either as sole payee or as joint payee with Borrower, (iii) shall provide that such policy shall not be canceled or modified without at least thirty (30) days prior written notice to Lender, and (iv) shall provide that any loss otherwise payable thereunder shall be payable notwithstanding any act or negligence of Borrower which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment. Borrower shall promptly pay all premiums when due on such insurance and, not less than thirty (30) days prior to the expiration dates of each such policy, Borrower will deliver to Lender acceptable evidence of insurance, such as a renewal policy or policies marked “premium paid” or other evidence satisfactory to Lender reflecting that all required insurance is current and in force. Borrower will immediately give Notice to Lender of any cancellation of, or change in, any insurance policy. Lender shall not, because of accepting, rejecting, approving or obtaining insurance, incur any liability for (A) the existence, nonexistence, form or legal sufficiency thereof, (B) the solvency of any insurer, or (C) the payment of losses. Borrower may satisfy any insurance requirement hereunder by providing one or more “blanket” insurance policies, subject to Lender’s approval in each instance as to limits, coverages, forms, deductibles, inception and expiration dates, and cancellation provisions. Section 4.10 Adjustment of Condemnation and Insurance Claims. Borrower shall give prompt Notice to Lender of any Casualty or any Condemnation or Condemnation threatened in writing impacting more than five percent (5%) of the value of the Property, as determined by Lender. Lender is authorized, at its sole and absolute option, to commence, appear in and prosecute, in its own or Borrower’s name, any action or proceeding relating to any Condemnation or Casualty, and to make proof of loss for and to settle or compromise any Claim in connection therewith. In such case, Lender shall have the right to receive all Condemnation Awards and Insurance Proceeds, and may deduct therefrom any and all of its reasonable Expenses. However, so long as no Event of Default has occurred and is continuing beyond expiration of any applicable notice and/or cure period and Borrower is diligently pursuing its rights and remedies with respect to a Claim, Lender will obtain Borrower’s written consent (which consent shall not be unreasonably withheld or delayed) before making proof of loss for or settling or compromising such Claim. Borrower agrees to diligently assert its rights and remedies with respect to each Claim and to promptly pursue the settlement and compromise of each Claim subject to Lender’s approval, which approval shall not be unreasonably withheld or delayed. If, prior to the receipt by Lender of any Condemnation Award or Insurance Proceeds, the Property shall have been sold pursuant to the provisions of the Security Instruments, Lender shall have the right to receive such funds (a) to the extent of any deficiency found to be due upon such sale with interest thereon (whether or not a deficiency judgment on the Security instruments shall have been sought or recovered or denied), and (b) to the extent necessary to reimburse Lender for its Expenses. If any Condemnation Awards or Insurance Proceeds are paid to Borrower, Borrower shall receive the same in trust for Lender. Within ten (10) days after Borrower’s receipt of any Condemnation Awards or Insurance Proceeds, Borrower shall deliver such awards or proceeds to Lender in the form in which they were received, together with any endorsements or documents that may be necessary to effectively negotiate or transfer the same to Lender. Borrower agrees to execute and deliver from time to time, upon the request of Lender, such further instruments or documents as may be requested by Lender to confirm the grant and assignment to Lender of any Condemnation Awards or Insurance Proceeds. Section 4.11 Utilization of Net Proceeds. (a) Net Proceeds must be utilized either for payment of the Obligations or for the restoration of the Property. Net Proceeds may be utilized for the restoration of the Property only if no Event of Default shall exist and only if in the reasonable judgment of Lender (i) there has been no material adverse change in the financial viability of the construction or operation of the Improvements, (ii) the Net Proceeds, together with other funds deposited with Lender for that purpose, are sufficient to pay the cost of the restoration pursuant to a budget and plans and specifications approved by Lender in its reasonable discretion, and (iii) the restoration can be completed prior to the final maturity of the Loan. Otherwise, Net Proceeds shall be utilized for payment of the Obligations. To the extent Net Proceeds are utilized for the payment of the Obligations, said payments shall be subject to the payment of the applicable Exit Fee as set forth in the Note. (b) If Net Proceeds are to be utilized for the restoration of the Property, the Net Proceeds, together with any other funds deposited with Lender for that purpose, must be deposited in an interest-bearing account with Lender, which account will be assigned to Lender as additional security for the Loan. The account will be opened, managed and controlled in a manner consistent with the Funding Account. Disbursements of funds from the account will be made in a manner consistent with, and subject to, the requirements for the closing and funding of the Loan and the terms of this Agreement regarding the disbursement of Loan proceeds. Section 4.12 Management. Borrower at all times shall provide for the competent and responsible management and operation of the Property. At all times, Borrower shall cause the Property to be managed by an Approved Manager. Any management contract or contracts affecting the Property must be approved in writing by Lender prior to the execution of the same, such approval not to be unreasonably withheld, conditioned or delayed. Section 4.13 Books and Records; Financial Statements; Tax Returns. Borrower shall provide or cause to be provided to Lender all of the following: 4.13.1 Financial statements of Borrower for each fiscal year of such reporting party, as soon as reasonably practicable and in any event within one hundred twenty (120) days after the close of each fiscal year. 4.13.2 Financial statements of each Guarantor for each fiscal year of such reporting party, as soon as reasonably practicable and in any event within one hundred fifty (150) days after the close of each fiscal year. 4.13.3 After the Improvements are placed in operation, for each calendar quarter (and for the fiscal year through the end of that quarter) property operating statements which include all income and expenses in connection with the Property. Items provided under this paragraph shall be in form and detail satisfactory to Lender. 4.13.5 Copies of filed income tax returns (United States and Canada, if applicable) and any extensions thereof, of each Guarantor for each taxable year (with all K-ls and other forms and supporting schedules attached if an individual), within thirty (30) days after filing the same. 16

4.13.6 From time to time, upon Lender’s request, such additional information, reports and statements respecting the Property and the Improvements, as Lender may reasonably request. Borrower will keep and maintain full and accurate books and records administered in accordance with sound accounting principles, consistently applied, showing in detail the earnings and expenses of the Property and the operation thereof. All financial statements shall be in form and detail reasonably satisfactory to Lender and shall contain or be attached to the signed and dated written certification of the reporting party in form specified by Lender to certify that the financial statements are furnished to Lender in connection with the extension of credit by Lender and constitute a true and correct statement in all material respects of the reporting party’s financial position. All certifications and signatures on behalf of corporations, partnerships, limited liability companies or other entities shall be by a representative of the reporting party reasonably satisfactory to Lender. All financial statements for a reporting party who is an individual shall be on Lender’s then-current personal financial statement form or in another form reasonably satisfactory to Lender. All fiscal year-end Financial Statements of Borrower and each entity Guarantor may be prepared by the applicable reporting party and shall include a minimum of a balance sheet, income statement, and statement of cash flow. All quarterly Financial Statements may be prepared by the applicable reporting party and shall include a minimum of a balance sheet, income statement, and statement of cash flow. Borrower shall provide, upon Lender’s request, convenient facilities for the audit and verification of any such statement. Additionally, Borrower will provide Lender at Borrower’s expense with all evidence that Lender may from time to time reasonably request as to compliance with all provisions of the Loan Documents, but in no event shall such request be made by Lender more than once each quarter unless such information suggests, in Lender’s discretion, that Borrower is not in compliant with the Loan Documents. Borrower shall promptly notify Lender of any event or condition that could reasonably be expected to have a material adverse change in the financial condition of Borrower or Guarantor, the value of the Property or in the construction progress of the Improvements. Section 4.14 Estoppel Certificates. Within ten (10) days after any request by Lender or a proposed assignee or purchaser of the Loan or any interest therein, Borrower shall certify in writing to Lender, or to such proposed assignee or purchaser, the then unpaid balance of the Loan and whether Borrower claims any right of defense or setoff to the payment or performance of any of the Obligations, and if Borrower claims any such right of defense or setoff, Borrower shall give a detailed written description of such claimed right. Section 4.15 Taxes. Borrower shall pay and discharge all Taxes prior to the date on which penalties are attached thereto unless and to the extent only that such Taxes are contested in accordance with the terms of the Security Instrument. Section 4.16 Lender’s Rights to Pay and Perform. If, following the occurrence of an Event of Default that continues beyond expiration of any applicable notice and/or cure period, Borrower fails to promptly pay or perform any of the Obligations within any applicable grace or cure periods, Lender, and without waiving or releasing any Obligation or Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Borrower. At the option of Lender, following the occurrence of an Event of Default that continues beyond expiration of any applicable notice and/or cure period, Lender may (i) enter upon the Property for that purpose and take all action thereon as Lender considers necessary or appropriate; and/or apply any undisbursed Loan proceeds to the satisfaction of the conditions of the Loan Documents, irrespective of the allocation of such Loan proceeds in the budget. Without limiting the generality of the foregoing, Lender may increase the Loan Amount to pay directly from the proceeds of the Loan all interest bills rendered by Lender in connection with the Loan, and following the occurrence of an Event of Default that continues beyond expiration of any applicable notice and/or cure period, may make additional advances on the Loan directly to the General Contractor, the title insurance company, any subcontractor or material supplier, or to any of them jointly. The execution hereof by Borrower shall, and hereby does, constitute an irrevocable authorization so to advance the proceeds of the Loan. No further direction or authorization from Borrower shall be necessary to warrant such direct advances. Each advance shall be secured by the Security Instruments and shall satisfy the obligations of Lender hereunder to the extent of the amount of the advance. Lender has the right but is under no obligation to make such additional advances or increase the Loan Amount. Section 4.17 Reimbursement; Interest. If Lender shall incur any Expenses or pay any Claims by reason of the Loan or the rights and remedies provided under the Loan Documents (regardless of whether or not any of the Loan Documents expressly provide for an indemnification by Borrower against such Claims), Lender’s payment of such Expenses and Claims shall constitute advances to Borrower which shall be paid by Borrower to Lender on demand, together with interest thereon from the date incurred until paid in full at the rate of interest then applicable to the Loan under the terms of the Note. Each advance arising out of the Environmental Agreement shall not be secured by the Security Instrument. All other advances shall be secured by the Security Instrument and the other Loan Documents as fully as if made to Borrower, regardless of the disposition thereof by the party or parties to whom such advance is made. Notwithstanding the foregoing, however, in any action or proceeding to foreclose the Security Instruments or to recover or collect the Obligations, the provisions of Law governing the recovery of costs, disbursements and allowances shall prevail unaffected by this Section. Section 4.18 Notification by Borrower. Borrower will promptly give Notice to Lender of the occurrence of any Event of Default hereunder or under any of the other Loan Documents. Borrower will also promptly give Notice to Lender of any claim of a default by Borrower, or any claim by Borrower of a default by any other party, under the Architect’s Contract, the Construction Contract or any Lease. Section 4.19 Indemnification by Borrower. Borrower agrees to indemnify Lender and to hold Lender harmless from and against, and to defend Lender by counsel approved by Lender against, any and all Claims directly or indirectly arising out of or resulting from any transaction, act, omission, event or circumstance in any way connected with the Property or the Loan, including any Claim arising out of or resulting from (a) Construction of the Improvements, including any defective workmanship or materials; (b) any failure by Borrower to comply with the requirements of any Laws or to comply in all material ways with any agreement that applies or pertains to the Property, including any agreement with a broker or “finder” in connection with the Loan or other financing of the Property; (c) any other Event of Default hereunder or under any of the other Loan Documents that continues beyond expiration of any applicable notice and/or cure period; or (d) any assertion or allegation that Lender is liable for any act or omission of Borrower or any other Person in connection with the ownership, development, financing, operation or sale of the Property; provided, however, that Borrower shall not be obligated to indemnify Lender with respect to any Claim arising solely from the gross negligence or willful misconduct of Lender. The agreements and indemnifications contained in this Section shall apply to Claims arising both before and after the repayment of the Loan and shall survive the repayment of the Loan, any foreclosure or deed, assignment or conveyance in lieu thereof and any other action by Lender to enforce the rights and remedies of Lender hereunder or under the other Loan Documents.

Section 4.20 Fees and Expenses. Borrower shall pay all fees, charges, costs and expenses required to satisfy the conditions of the Loan Documents. Without limitation of the foregoing, Borrower will pay, when due, and if paid by Lender will reimburse Lender on demand for, all fees and expenses of the Construction Inspector, the title insurer, environmental engineers, appraisers, surveyors and Lender’s counsel in connection with the closing, administration, modification or any “workout” of the Loan, or the enforcement of Lender’s rights and remedies under any of the Loan Documents. Section 4.21 Appraisals. Lender may obtain from time to time an appraisal of all or any part of the Property, prepared in accordance with written instructions from Lender, from a third-party appraiser reasonably satisfactory to, and engaged directly by, Lender. The cost of one such appraisal, including any costs for internal review thereof, obtained by Lender in each calendar year and the cost of each such appraisal obtained by Lender following the occurrence of an Event of Default that continues beyond expiration of any applicable notice and/or cure period shall be borne by such Borrower and shall be paid by such Borrower promptly following demand. Section 4.22 Leasing. Borrower agrees that it shall not allow all or any portion of the Property to be occupied pursuant a Lease or otherwise without first receiving Lender’s written consent, such consent not to be unreasonably , conditioned or delayed. In the event that Lender consents to Borrower’s leasing of said Property, Borrower agrees to fully comply with all material terms, conditions and provisions of such Leases. Section 4.23 Funding Account. Borrower shall establish and maintain the Funding Account and deposit all initial Loan proceeds in the Funding Account. Borrower agrees to keep all Loan proceeds in the Funding Account until transferred in accordance with the Loan Agreement and to used such proceed for the payment of interest on the Loan or for any other Permitted Use. Borrower shall use the proceeds of the Loan held in the Funding Account to pay interest on the Loan and Borrower hereby authorizes Lender to debit payments due on the Loan from the Funding Account. Borrower hereby grants to Lender a continuing perfected security interest in all of Borrower’s right, title and interest in and to (i) the Funding Account and all cash, property or rights transferred to or deposited in the Funding Account from time to time, (ii) all earnings, investments and securities held in the Funding Account, and (iii) any and all proceeds of the foregoing. In connection with the foregoing grant of security, Lender shall be authorized to file a UCC-1 financing statement and continuations thereof and Borrower shall executed and deliver such documents to evidence Lender’s security interest in the Funding Account, including, but not limited to the DACA. Section 4.24 Income from Property. Borrower shall first apply any and all income from the Property to pay any and all amounts due under the Loan Documents and any costs and expenses associated with the ownership and maintenance of the Property and Improvements to protect Lender’s security interest therein. Upon the occurrence and continuance of an Event of Default, no income from the Property shall be distributed or paid to any member, partner, shareholder, or, if Borrower is a trust, beneficiary or trustee, unless and until all such costs and expense which are due under the Loan Documents have been paid in full.

Article V Negative Covenants. Each Borrower covenants, on behalf of itself and each other Borrower hereunder, as of the closing of the Loan and until such time as all Obligations shall be indefeasibly paid and performed in full, the following: Section 5.1 Conditional Sales. Except for copiers, scanners, printers, telephone systems and other general office equipment, Borrower shall not incorporate in the Improvements any property acquired under a conditional sales contract or lease or as to which the vendor retains title or a security interest, without the prior written consent of Lender. Section 5.2 Changes to Plans and Specifications. Borrower shall not make or permit any material changes in the Plans and Specifications, including any such changes that alter, diminish or add to the work to be performed or change the design of the Improvements in any material way, without the prior written consent of Lender and under such reasonable conditions as Lender may establish. Lender’s prior written consent shall not be required, however, as to any change order which (a) individually does not cause the fixed or guaranteed maximum price of the Construction Contract to be increased or decreased by more than Three Hundred Thousand Dollars ($300,000) and, when added to all previous change orders, does not cause such price to be increased or decreased by more than Five Hundred Thousand Dollars ($500,000) in the aggregate, (b) does not result in a material change to the design of the Improvements, and (c) has been approved in writing by the Architect, and any Governmental Authority, tenant or other party whose approval is required. Section 5.3 Insurance Policies and Bonds. Borrower shall not do or permit to be done anything that would affect the coverage or indemnities provided for pursuant to the provisions of any insurance policy, performance bond, labor and material payment bond or any other bond given in connection with the Construction of the Improvements. Section 5.4 Commingling. Borrower shall not commingle the funds and other assets of Borrower with those of any Affiliate or any other Person. The funds on the Funding Account shall be kept separate and shall not be comingled with any other funds or assets of Borrower. Section 5.5 No Additional Debt. Except in accordance with the terms and conditions of the Intercreditor Agreement that Lender, Borrower and GGP will each negotiate in good faith post-closing, or as may otherwise be approved in advance in writing by Lender, Borrower shall not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (a) the Loan and (b) advances or trade debt or accrued expenses incurred in the ordinary course of business of operating the Property. No other debt may be secured by the Property, whether senior, subordinate or pari passu.

Section 5.6 Sanctions Borrower shall not, directly or indirectly, use the proceeds of the Loan, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, to fund the activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction being financed by the Loan, whether as underwriter, advisor, investor or otherwise) of Sanctions. Section 5.7 Funding Account. Borrower shall not pledge or grant any security interest in the Funding Account or the funds advanced therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon or any UCC-1 Financing Statement, except those naming Lender as the secured party, to be filed with respect thereto. Borrower shall not transfer any of the Loan proceeds held in the Funding account without the prior written consent of Lender. Article VI Events of Default. The occurrence or happening, from time to time, of any one or more of the following shall constitute an “Event of Default” under this Agreement: Section 6.1 Payment Default. Any Borrower fails to pay any Obligation under this Agreement within fifteen (15) days following the date when due, whether on the scheduled due date or upon acceleration, maturity or otherwise; provided, however, the foregoing fifteen (15) day grace period shall not apply to amounts due at maturity. Section 6.2 Default Under Other Loan Documents. An Event of Default (as defined therein) occurs under the Note or the Security Instruments or any other Loan Document, or any Borrower or any Guarantor fails to promptly pay, perform, observe or comply with any term, obligation or agreement contained in any of the Loan Documents (within any applicable grace or cure period). Section 6.3 Accuracy of Information: Representations and Warranties. Any information contained in any financial statement, schedule, report or any other document delivered by a Borrower or Guarantor to Lender in connection with the Loan proves at any time not to be true and accurate in all material respects, or any Borrower, Guarantor or any other Person shall have failed to state any material fact or any fact necessary to make such information not misleading, or any representation or warranty contained in this Agreement or in any other Loan Document or other document, certificate or opinion delivered to Lender in connection with the Loan, proves at any time to be incorrect or misleading in any material respect either on the date when made or on the date when reaffirmed pursuant to the terms of this Agreement. Section 6.4 Deposits. Any Borrower fails to deposit funds with Lender, in the amount requested by Lender, pursuant to the provisions of Section 4.3 or Section 4.11. within ten (10) days from the effective date of a Notice from Lender requesting such deposit, or any Borrower fails to deliver to Lender any Condemnation Awards or Insurance Proceeds within ten (10) days after such Borrower’s receipt thereof.

Section 6.13 General Contractor Default. The General Contractor defaults under the Construction Contract in a manner which Lender deems to be material, and, unless otherwise agreed in writing by Lender, any Borrower fails promptly to exercise its rights and remedies under the Construction Contract with respect to such default. Section 6.14 Intentionally Omitted. Section 6.15 Bankruptcy. Any Borrower or any Guarantor files a bankruptcy petition or makes a general assignment for the benefit of creditors, or a bankruptcy petition is filed against any Borrower, or any Guarantor and such involuntary bankruptcy petition continues undismissed for a period of ninety (90) days after the filing thereof. Section 6.16 Appointment of Receiver. Trustee. Liquidator. Any Borrower or any Guarantor applies for or consents in writing to the appointment of a receiver, trustee or liquidator of any Borrower, any Guarantor, the Property, or all or substantially all of the other assets of any Borrower or any Guarantor, or an order, judgment or decree is entered by any court of competent jurisdiction on the application of a creditor appointing a receiver, trustee or liquidator of any Borrower, any Guarantor, the Property, or all or substantially all of the other assets of Borrower or any Guarantor. Section 6.17 Inability to Pay Debts. Any Borrower or any Guarantor becomes unable or admits in writing its inability or fails generally to pay its debts as they become due. Section 6.18 Judgment. A final nonappealable judgment for the payment of money involving more than $250,000.00 is entered against any Borrower or any Guarantor, and such Borrower or such Guarantor fails to discharge the same, or fails to cause it to be discharged or bonded off to Lender’s satisfaction, within sixty (60) days from the date of the entry of such judgment. Section 6.19 Dissolution; Change in Business Status. Unless the written consent of Lender is previously obtained, all or substantially all of the business assets of any Borrower or any Guarantor are sold, any Borrower, any Borrower or any Guarantor is dissolved, or there occurs any change in the form of business entity through which any Borrower, or any Guarantor presently conducts its business or any merger or consolidation involving any Borrower, or any Guarantor. Section 6.20 Intentionally Omitted. Section 6.21 Intentionally Omitted. Section 6.22 Material Adverse Change. In the reasonable opinion of Lender, the prospect of payment or performance of all or any part of the Obligations has been impaired because of a material adverse change in the financial condition, results of operations, business or properties of any Borrower, any Guarantor or any other Person liable for the payment or performance of any of the Obligations.

Section 6.23 Forfeiture. A judicial or nonjudicial forfeiture or seizure proceeding is commenced by a Governmental Authority and remains pending with respect to any Property or any part thereof, on the grounds that such Property or any part thereof had been used to commit or facilitate the commission of a criminal offense by any Person pursuant to any Law, regardless of whether or not the Property or the Security Instruments shall become subject to forfeiture or seizure in connection therewith. Section 6.24 Guaranty A default or failure of Guarantor to comply with the provisions set forth in the Guaranty. Article VII Remedies on Default. Section 7.1 Remedies on Default. Upon the happening of any Event of Default, Lender shall have the right, in addition to any other rights or remedies available to Lender under the Security Instruments or any of the other Loan Documents or under applicable Law, to exercise any one or more of the following rights and remedies: (a) Lender may terminate any obligation to advance any further principal of the Loan pursuant to this Agreement by Notice to Borrowers. (b) Lender may accelerate all of Borrowers’ Obligations under the Loan Documents, whether or not matured and regardless of the adequacy of any other collateral securing the Loan, whereupon such Obligations shall become immediately due and payable, without notice of default, acceleration or intention to accelerate, presentment or demand for payment, protest or notice of nonpayment or dishonor, or notices or demands of any kind or character except as otherwise set forth in this Agreement (all of which are hereby waived by Borrowers). (c) Lender may apply to any court of competent jurisdiction for, and obtain appointment without bond of, a receiver for any and all Property. (d) Lender may set off the amounts due to Lender under the Loan Documents, whether or not matured and regardless of the adequacy of any other collateral securing the Loan, against any and all accounts, credits, money, securities or other property of Borrowers now or hereafter on deposit with, held by or in the possession of Lender to the credit or for the account of Borrowers, without notice to or the consent of Borrowers. (e) Lender may enter into possession of any and all Property and perform any and all work and labor necessary to complete the Construction of the Improvements (whether or not in accordance with the Plans and Specifications) and to employ watchmen to protect such Property and the Improvements. All sums expended by Lender for such purposes shall be deemed to have been advanced to Borrowers under the Note and shall be secured by the Security Instruments. For this purpose, each Borrower hereby constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution, which power is coupled with an interest and cannot be revoked, to complete the work in the name of such Borrower, and hereby empowers said attorney or attorneys, in the name of any Borrower or Lender:

(i) To use any funds of Borrowers including any balance which may be held by Lender and any funds which may remain unadvanced hereunder for the purpose of completing the Construction of the Improvements, whether or not in the manner called for in the Plans and Specifications; (ii) To make such additions and changes and corrections to the Plans and Specifications as shall be necessary or desirable in the commercially reasonable judgment of Lender to complete the Construction of the Improvements; (iii) To employ such contractors, subcontractors, agents, architects and inspectors as shall be necessary or desirable for said purpose; (iv) To pay, settle or compromise all existing bills and claims which are or may be liens against any Property, or may be necessary or desirable for the completion of the work or the clearance of title to any Property; (v) To execute all applications and certificates which may be required in the name of any Borrower; (vii) To file for record, at Borrowers’ cost and expense and in any Borrower’s name, any notices of completion, notices of cessation of labor, or any other notices that Lender in its sole and absolute discretion may consider necessary or desirable to protect its security; (viii) To prosecute and defend all actions or proceedings in connection with the Construction of the Improvements and to take such actions and to require such performance as Lender may deem reasonably necessary; and (ix) To do any and every act with respect to the Construction of the Improvements which any Borrower may do in its own behalf. (f) Lender may exercise any and all other rights and remedies under this Agreement, the Loan Documents or at Law, equity or otherwise. Without limitation of the foregoing, upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code (Title 11 of the United States Code, as in effect from time to time), any obligation of Lender to make advances shall automatically terminate, and the unpaid principal amount of the Loan outstanding and all interest and other amounts payable hereunder and under the Note and other Loan Documents shall automatically become due and payable, in each case without further act of Lender. Section 7.2 No Release or Waiver; Remedies Cumulative and Concurrent. Borrowers shall not be relieved of any Obligation by reason of the failure of Lender to comply with any request of a Borrower or of any other Person to take action to foreclose on the Property under the Security Instruments or otherwise to enforce any provision of the Loan Documents, or by reason of the release, regardless of consideration, of all or any part of any Property. No delay or omission of Lender to exercise any right, power or remedy accruing upon the happening of an Event of Default shall impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default or any acquiescence therein. No delay or omission on the part of Lender to exercise any option for acceleration of the maturity of the Obligations, or for foreclosure of the Security Instruments following any Event of Default as aforesaid, or any other option granted to Lender hereunder in any one or more instances, or the acceptance by Lender of any partial payment on account of the Obligations shall constitute a waiver of any such Event of Default and each such option shall remain continuously in full force and effect. No remedy herein conferred upon or reserved to Lender is intended to be exclusive of any other remedies provided for in the Loan Documents, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder, or under the Loan Documents, or now or hereafter existing at Law or in equity or by statute. Every right, power and remedy given by the Loan Documents to Lender shall be concurrent and may be pursued separately, successively or together against any Borrower or any Property or any part thereof, and every right, power and remedy given by the Loan Documents may be exercised from time to time as often as may be deemed expedient by Lender. All notice and cure periods provided in this Agreement or in any Loan Document shall run concurrently with any notice or cure periods provided by Law. Article VIII Miscellaneous . Section 8.1 Further Assurances; Authorization to File Documents. At any time, and from time to time, upon reasonable request by Lender, Borrowers will, at Borrowers’ expense, (a) correct any defect, error or omission which may be discovered in the form or content of any of the Loan Documents, and (b) make, execute, deliver and record, or cause to be made, executed, delivered and recorded, any and all further instruments, certificates and other documents as may, in the opinion of Lender, be reasonably necessary or desirable in order to complete, perfect or continue and preserve the lien of the Security Instruments. Upon any failure by a Borrower to do so, Lender may make, execute and record any and all such instruments, certificates and other documents for and in the name of such Borrower, all at the sole expense of Borrowers, and Borrowers hereby appoints Lender the agent and attorney-in-fact of Borrowers to do so, this appointment being coupled with an interest and being irrevocable. Without limitation of the foregoing, Borrowers irrevocably authorize Lender at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements deemed necessary or desirable by Lender to establish or maintain the validity, perfection and priority of the security interests granted in the Security Instruments or hereunder, and each Borrower ratifies any such filings made by Lender prior to the date hereof. In addition, at any time, and from time to time, upon request by Lender, Borrowers will, at Borrowers’ expense, provide any and all further instruments, certificates and other documents as may, in the opinion of Lender, be reasonably necessary or desirable in order to verify Borrowers’ identity and background in a manner reasonably satisfactory to Lender. Section 8.2 No Warranty by Lender. By accepting or approving anything required to be observed, performed or fulfilled by Borrowers or to be given to Lender pursuant to this Agreement, including any certificate, Survey, receipt, appraisal or insurance policy, Lender shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof and any such acceptance or approval thereof shall not be or constitute any warranty or representation with respect thereto by Lender. Section 8.3 Standard of Conduct of Lender. Nothing contained in this Agreement or any other Loan Document shall limit the right of Lender to exercise its business judgment or to act, in the context of the granting or withholding of any advance or consent under this Agreement or any other Loan Document, in a subjective manner, whether or not objectively reasonable under the circumstances, so long as Lender’s exercise of its business judgment or action is made or undertaken in good faith. Borrowers and Lender intend by the foregoing to set forth and affirm their entire understanding with respect to the standard pursuant to which Lender’s duties and obligations are to be judged and the parameters within which Lender’s discretion may be exercised hereunder and under the other Loan Documents. As used herein, “good faith” means honesty in fact in the conduct and transaction concerned. Section 8.4 No Partnership. Nothing contained in this Agreement shall be construed in a manner to create any relationship between Borrowers and Lender other than the relationship of borrower and lender and Borrowers and Lender shall not be considered partners or co-venturers for any purpose on account of this Agreement. Section 8.5 Severability. In the event any one or more of the provisions of this Agreement or any of the other Loan Documents shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any other respect, or in the event any one or more of the provisions of any of the Loan Documents operates or would prospectively operate to invalidate this Agreement or any of the other Loan Documents, then and in either of those events, at the option of Lender, such provision or provisions only shall be deemed null and void and shall not affect the validity of the remaining Obligations, and the remaining provisions of the Loan Documents shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby. Section 8.6 Authorized Signers. Lender is authorized to rely upon the continuing authority of the Authorized Signers to bind any Borrower with respect to all matters pertaining to the Loan and the Loan Documents. Such authorization may be changed only upon written notice addressed to Lender accompanied by evidence, reasonably satisfactory to Lender, of the authority of the Person giving such notice. Such notice shall be effective not sooner than five (5) Business Days (as defined in the Note) following receipt thereof by Lender. Section 8.7 Notices. All Notices required or which any party desires to give hereunder or under any other Loan Document shall be in writing and, unless otherwise specifically provided in such other Loan Document, shall be deemed sufficiently given or furnished if delivered by personal delivery, by nationally recognized overnight courier service or by certified United States mail, postage prepaid, addressed to the party to whom directed at the applicable address set forth below (unless changed by similar notice in writing given by the particular party whose address is to be changed), by facsimile or by e-mail to the addresses set forth below. Any Notice shall be deemed to have been given either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile or e-mail, upon receipt; provided that service of a Notice required by any applicable statute shall be considered complete when the requirements of that statute are met. Notwithstanding the foregoing, no notice of change of address shall be effective except upon actual receipt. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Agreement or in any other Loan Document or to require giving of notice or demand to or upon any Person in any situation or for any reason. The address and fax number of Borrowers are: Linchpin Investors, LLC c/o 4Front Holdings LLC 5060 N. 40th Street, Suite 120 Phoenix, Arizona 85018 Attention: Josh Rosen, Member Email: josh.rosen@4frontventures.com

boxes Section 8.8 Permitted Successors and Assigns: Disclosure of Information. (a)    Each and every one of the covenants, terms, provisions and conditions of this Agreementand the Loan Documents shall apply to, bind and inure to the benefit of Borrowers, its successors andthose assigns of Borrowers consented to in writing by Lender, and shall apply to, bind and inure to thebenefit of Lender and the endorsees, transferees, successors and assigns of Lender, and all Personsclaiming under or through any of them. (b)    Each Borrower agrees not to transfer, assign, pledge or hypothecate any right or interestin any payment or advance due pursuant to this Agreement, or any of the other benefits of thisAgreement, without the prior written consent of Lender, which consent may be withheld by Lender in itssole and absolute discretion. Any such transfer, assignment, pledge or hypothecation made or attemptedby any Borrower without the prior written consent of Lender shall be void and of no effect. No consentby Lender to an assignment shall be deemed to be a waiver of the requirement of prior written consent byLender with respect to each and every further assignment and as a condition precedent to the effectivenessof such assignment. (c)    Upon at least fifteen (15) days prior written notice to Borrower, Lender may sell or offerto sell the Loan or interests therein to one or more assignees or participants. Upon receipt of such notice,Borrowers shall execute, acknowledge and deliver any and all instruments reasonably requested byLender in connection therewith, and to the extent, if any, specified in any such assignment orparticipation, such assignee(s) or participant(s) shall have the same rights and benefits with respect to theLoan Documents as such Person(s) would have if such Person(s) were Lender hereunder. Lender may disseminate any information it now has or hereafter obtains pertaining to the Loan, including any securityfor the Loan, any credit or other information on any Property (including environmental reports andassessments), any Borrower, any of Borrower’s principals or Guarantor, to any actual or prospective assignee or participant, to any regulatory body having jurisdiction over Lender, or to any other party as necessary or appropriate in Lender’s reasonable judgment.

None of the terms or provisions of this Agreement may be changed, waived, modified, discharged or terminated except by instrument in writing executed by the party or parties against whom enforcement of the change, waiver, modification, discharge or termination is asserted. None of the terms or provisions of this Agreement shall be deemed to have been abrogated or waived by reason of any failure or failures to enforce the same. Section 8.9 Third Parties; Benefit. All conditions to the obligation of Lender to make advances hereunder are imposed solely and exclusively for the benefit of Lender and its assigns and no other Persons shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make advances in the absence of strict compliance with any or all thereof and no other Person shall, under any circumstances, be deemed to be the beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender at any time in the sole and absolute exercise of its discretion. The terms and provisions of this Agreement are for the benefit of the parties hereto and, except as herein specifically provided, no other Person shall have any right or cause of action on account thereof. Section 8.10    Rules of Construction. The words “hereof.” “herein.” “hereunder.” “hereto,” and other words of similar import refer to this Agreement in its entirety. The terms “agree” and “agreements” mean and include “covenant” and “covenants.” The words “include” and “including” shall be interpreted as if followed by the words “without limitation.” The captions and headings contained in this Agreement are included herein for convenience of reference only and shall not be considered a part hereof and arc not in any way intended to define, limit or enlarge the terms hereof. All references (a) made in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, (b) made in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, (c) to the Loan Documents are to the same as extended, amended, restated, supplemented or otherwise modified from time to time unless expressly indicated otherwise, (d) to the Land, the Improvements or the Property shall mean all or any portion of each of the foregoing owned by or leased by a Borrower, respectively, and (e) to Articles, Sections and Schedules are to the respective Articles, Sections and Schedules contained in this Agreement unless expressly indicated otherwise. Section 8.11    Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be considered an original for all purposes; provided, however, that all such counterparts shall together constitute one and the same instrument. An electronic transmission of this Agreement bearing any person’s signature or an electronic signature shall have the same force and effect as the original of this Agreement bearing such person’s signature or an original signature, as applicable. Section 8.12    Signs; Publicity. At Lender’s request, Borrowers shall place a sign at a location on any Property reasonably satisfactory to Lender, which sign shall recite, among other things, that Lender is financing the Construction of the Improvements. Each Borrower expressly authorizes Lender to prepare and to furnish to the news media for publication from time to time news releases with respect to the Property, specifically to include releases detailing Lender’s involvement with the financing of the Property.

Section 8.13    Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the Laws of the State. Section 8.14    Time of Essence. Time shall be of the essence for each and every provision of this Agreement of which time is an element. Section 8.15    Electronic Communications. Lender and Borrowers agree that certain data related to the Loan (including confidential information, documents, applications and reports) may be transmitted electronically, including transmission over the Internet. This data may be transmitted to, received from or circulated among agents and representatives of Borrowers and/or Lender and their Affiliates and other Persons involved with the subject matter of this Agreement. Section 8.16    Forum. Borrowers hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the non-exclusive jurisdiction of any state court or any United States federal court sitting in the State specified in the governing law section of this Agreement and to the non-exclusive jurisdiction of any state court or any United States federal court sitting in the state in which any of the Property is located, over any Dispute. Each Borrower hereby irrevocably waives, to the fullest extent permitted by Law, any objection that such Borrower may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Each Borrower hereby agrees and consents that, in addition to any methods of service of process provided for under applicable Law, all service of process in any such suit, action or proceeding in any state court or any United States federal court sitting in the State specified in the governing law section of this Agreement or in which any of the Property is located may be made by certified or registered mail, return receipt requested, directed to such Borrower at its address for notice set forth in this Agreement, or at a subsequent address of which Lender received actual notice from such Borrower in accordance with the notice section of this Agreement, and service so made shall be complete five (5) days after the same shall have been so mailed. Nothing herein shall affect the right of Lender to serve process in any manner permitted by Law or limit the right of Lender to bring proceedings against a Borrower in any other court or jurisdiction. Section 8.17    Joint and Several Liability; Single Loan Account (a)    Each Borrower agrees that it is jointly and severally, directly and primarily liable to Lender for payment, performance and satisfaction in full of the Obligations and that such liability is independent of the duties, obligations, and liabilities of any other Borrower. Lender may bring a separate action or actions on each, any, or all of the Obligations against any Borrower, whether action is brought against any other Borrower or whether any other Borrower is joined in such action. In the event that any Borrower fails to make any payment of any Obligations on or before the due date thereof, the other Borrower immediately shall cause such payment to be made or each of such Obligations to be performed, kept, observed, or fulfilled. (b)    This Agreement and the Loan Documents to which Borrowers are a party are a primary and original obligation of each Borrower, are not the creation of a surety relationship, and are an absolute, unconditional, and continuing promise of payment and performance which shall remain in full force and effect without respect to future changes in conditions, including any change of law or any invalidity or irregularity with respect to this Agreement or the Loan Documents to which any Borrower is a party.

Each Borrower agrees that its liability under this Agreement and the Loan Documents which any Borrower is a party shall be immediate and shall not be contingent upon the exercise or enforcement by Lender of whatever remedies it may have against any other Borrower, or the enforcement of any lien or realization upon any security Lender may at any time possess. Each Borrower consents and agrees that Lender shall be under no obligation to marshal any assets of any Borrower against or in payment of any or all of the Obligations. (c)    Each Borrower acknowledges that it is presently informed as to the financial condition of each other Borrower and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Borrower hereby covenants that it shall continue to keep informed as to the financial condition of each other Borrower, the status of each other Borrower and of all circumstances which bear upon the risk of nonpayment. Absent a written request from any Borrower to Lender for information, each Borrower hereby waives any and all rights it may have to require Lender to disclose to such Borrower any information which Lender may now or hereafter acquire concerning the condition or circumstances of any other Borrower. (d)    Lender shall have right to seek recourse against each Borrower to the fullest extent provided for herein, and no election by Lender to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of Lender’s right to proceed in any other form of action or proceeding or against other parties unless Lender has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by Lender under this Agreement and the Loan Documents shall serve to diminish the liability of either Borrower under this Agreement and the Loan Documents to which Borrowers are a party except to the extent that Lender finally and unconditionally shall have realized indefeasible payment by such action or proceeding. (e)    Lender has agreed, in lieu of maintaining separate loan accounts on Lender’s books in the name of each of the Borrowers, that Lender may maintain a single loan account under the name of all Borrowers (the “Loan Account”’). All Loans shall be made jointly and severally to Borrowers and shall be charged to the Loan Account, together with all interest and other charges as permitted under and pursuant to this Agreement. The Loan Account shall be credited with all repayments of Obligations received by Lender, on behalf of Borrowers, from either Borrower pursuant to the terms of this Agreement. Section 8.18    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING OR ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE, THE SECURITY INSTRUMENTS, OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO HEREBY: (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER;

(b)    ACKNOWLEDGES THAT THIS WAIVER AND THE PROVISIONS OF THIS SECTION WERE A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE LOAN DOCUMENTS; (c)    CERTIFIES THAT THIS WAIVER IS KNOWINGLY, WILLINGLY, AND VOLUNTARILY MADE; (d)    AGREES AND UNDERSTANDS THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH PROCEEDING OR ACTION, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS OR ANY OTHER AGREEMENT, AND FURTHER AGREES THAT SUCH PARTY SHALL NOT SEEK TO CONSOLIDATE ANY SUCH PROCEEDING OR ACTION WITH ANY OTHER PROCEEDING OR ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED; (e)    AGREES THAT BORROWERS AND LENDER ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING OR ACTION AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL; AND (f)    REPRESENTS AND WARRANTS THAT SUCH PARTY HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. Section 8.19    USA Patriot Act Notice. Lender hereby notifies Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), Lender is required to obtain, verify and record information that identifies Borrowers, which information includes the name and address of Borrowers and other information that will allow Lender to identify Borrowers in accordance with the Act. Borrowers shall, promptly following a request by Lender, provide all documentation and other information that Lender requests in order to comply with its ongoing obligation under “know your customer” and anti-money laundering rules and regulations, including the Act. Section 8.20    Entire Agreement. The Loan Documents constitute the entire understanding and agreement between Borrowers and Lender with respect to the transactions arising in connection with the Loan, and supersede all prior written or oral understandings and agreements between Borrowers and Lender with respect to the matters addressed in the Loan Documents. In particular, and without limitation, the terms of any commitment by Lender to make the Loan are merged into the Loan Documents. Except as incorporated in writing into the Loan Documents, there are no representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in the Loan Documents. If there is any conflict between the terms, conditions and provisions of this Agreement and those of any other instrument or agreement, including any other Loan Document, the terms, conditions and provisions of this Agreement shall prevail.

Section 8.21 Intercreditor Agreement. Following the closing of the Loan, but prior to the Merger, Lender, Borrower and GGP shall use commercially reasonable and good faith efforts to enter into an Intercreditor Agreement. Section 8.22    WASHINGTON NOTICE. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, TO EXTEND CREDIT OR TO FORBEAR FROM ENFORCING A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW. [SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE TO CONSTRUCTION LOAN AGREEMENT] IN WITNESS WHEREOF, Borrower and Lender have caused this Construction Loan Agreement executed as of the date first above written. BORROWER: LINCHPIN INVESTORS, LLC, a Delaware limited liability company Leave all black boxes as per copy. LENDER: LI LENDING, LLC, a Delaware limited liability company By:         Name: Arkadi Gontmakher Title:    Manager

[SIGNATURE PAGE TO CONSTRUCTION LOAN AGREEMENT] IN WITNESS WHEREOF, Borrower and Lender have caused this Construction Loan Agreement executed as of the date first above written. BORROWER: LINCHPIN INVESTORS, LLC, a Delaware limited liability company By: 4Front Holdings, LLC, a Delaware limited liability company Its: Managing Member By:     Name: Joshua N. Rosen Title:    Manager conform signature: /s/ Arkadi Gontmakher

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Schedule 1 Definitions Unless the context otherwise specifies or requires, the following terms shall have the meanings herein specified, such definitions to be applicable equally to the singular and the plural forms of such terms and to all genders: “4Front Holdings” means 4Front Holdings, LLC, a Delaware limited liability company. “4Front Ventures” means 4Front Ventures Corporation, a corporation existing or to be existing under the laws of the Province of British Columbia and the successor to 4Front Holdings resulting from the business combination of 4Front Holdings and Cannex. “Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Approved Manager” means any Borrower, any manager of Borrower, or any other reputable and creditworthy property manager, subject to the prior written approval of Lender, which written approval may be evidenced by e-mail confirmation, not to be unreasonably withheld, conditioned or delayed. “Architect” means one or more architects for the Improvements approved by Lender in its reasonable discretion. “Architect’s Contract” means the agreement by and between any Borrower, as owner or lessee of the Property, and the Architect, as architect, and any other contract for architectural services relating to the Construction of the Improvements between any Borrower and an architect, and approved in writing by Lender, as the same may be amended from time to time with the prior written approval of Lender, such approval not to be unreasonable withheld, conditioned or delayed. “Authorized Signer” means any signer of this Agreement, acting alone, or any other representative of Borrower duly designated and authorized by Borrower to bind Borrower with respect to all matters pertaining to the Loan and the Loan Documents. “Bank” means FirstBank, a Colorado state bank, or any successor bank which has been approved by Lender. “Banking Day” means any day that is not a Saturday, Sunday or banking holiday in the State. “Cannex” means Cannex Capital Holdings Inc., a corporation existing under the Laws of the Province of British Columbia. “Casualty” means any act or occurrence of any kind or nature that results in damage, loss or destruction to the Property. “Civil Asset Forfeiture Reform Act” means the Civil Asset Forfeiture Reform Act of 2000 (18 U.S.C. Sections 983 et seq.), as amended from time to time, and any successor statute. “Claim” means any liability, suit, action, claim, demand, loss, expense, penalty, fine, judgment or other cost of any kind or nature whatsoever, including reasonable fees, costs and expenses of attorneys, consultants, contractors and experts.

“Code” means the Internal Revenue Code of 1986, as amended. “Company” shall have the meaning set forth in Section 3.18. “Completion of Construction” means, with respect to the Construction of the Improvements or any component thereof, the satisfaction of all of the conditions of Section 4. “Condemnation” means any taking of title to, use of, or any other interest in the Property under the exercise of the power of condemnation or eminent domain, whether temporarily or permanently, by any Governmental Authority or by any other Person acting under or for the benefit of a Governmental Authority. “Condemnation Awards” means any and all judgments, awards of damages (including severance and consequential damages), payments, proceeds, settlements, amounts paid for a taking in lieu of Condemnation, or other compensation heretofore or hereafter made, including interest thereon, and the right to receive the same, as a result of, or in connection with, any Condemnation or threatened Condemnation. “Construction Contract” means the agreement, by and between a Borrower, as owner or lessee, and the General Contractor, as general contractor, and any other contract for the Construction of the Improvements on the Property between a Borrower and a contractor, and approved in writing by Lender, as the same may be amended from time to time with the prior written approval of Lender, such approval not to be unreasonably withheld, conditioned or delayed. “Construction Inspector” means one or more Persons appointed or designated by Lender from time to time to inspect the progress of the Construction of the Improvements and the conformity of construction with the Plans and Specifications, the Budget and the Project Schedule, and to perform such other acts and duties for such other purposes as Lender may from time to time deem appropriate or as may be reasonably required by the terms of this Agreement. “Construction Inspector Report” means a written report from the Construction Inspector due to Lender on a specified predetermined day of each month, acceptable to Lender in its reasonable discretion. “Construction of the Improvements” means the development of the Land and/or the construction of the Improvements. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” or “Controlled” have meanings correlative thereto. “DACA” means the deposit account control agreement in the form set forth in Schedule 7 hereto which shall provide the Lender with dominion and control of the Funding Account and which shall be executed by Borrower and Bank within thirty (30) days of the initial advance made to Borrower on the Loan. “Dispute” means any controversy, claim or dispute between or among the parties to this Agreement, including any such controversy, claim or dispute arising out of or relating to (a) this Agreement, (b) any other Loan Document, (c) any related agreements or instruments, or (d) the transaction contemplated herein or therein (including any claim based on or arising from an alleged personal injury or business tort).

“Environmental Agreement” means an Environmental Indemnification and Release Agreement required by Lender that is entered into by each Borrower and Lender pertaining to the Borrower’s Property as a condition to obtaining Loan proceeds, as the same may from time to time be extended, amended, restated or otherwise modified. The Obligations arising out of the Environmental Agreement are not secured by the Security Instruments. “Environmental Laws” shall have the meanings proscribed to them in the applicable Environmental Agreement. “Equity Interests” means the membership interests in 4Front Holdings or shares of 4Front held by Josh Rosen, Karl Chowscano, Trevor Pratte, Kris Krane, and Andrew Thut, either individually or through an entity controlled by said individual(s) as set forth in the chart below. Name 4Front 4Front 4Front 4Front 4Front Ventures, Holdings, Holdings, Holdings, Holdings. Inc. Units LLC Class B LLC- LLC Class D LLC Held Units Held Class C Units Held Class F Units Units Held Held Joshua Rosen 156 24,956 1,875* 0 0 (owned via + + the Rosen Josh also 156 Family Living owns Josh also Trust) approximately owns 31% of Palo approximately Verde 31% of Palo Ventures Verde which holds Ventures 80,000 shares which holds in 4Front 80,000 shares Ventures, Inc. in 4Front Holdings, LLC Andrew Thut 4,491 4,491 9,625 0 0 (all owned directly) Kris Krane 0 0 13,000 0 0 (all owned directly) Karl 16,723 16,723 1,875 9,091 307 Chowscano Via Via Owned Via Lulena Owned Philomena Philomena directly Investments, Directly Investments, Investments, LLC LLC LLC Trevor Pratte 627 24,827 2,125 0 309 (all owned + + directly) Trevor also Trevor also owns owns approximately approximately 33% of Palo 33% of Palo Verde Verde Ventures Ventures which holds which holds 80,000 units 80,000 units in 4Front in 4Front Ventures, Inc. Holdings, LLC * 625 units will be owned directly by Joshua Rosen.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended. “Event of Default” means any event or circumstance specified in Article VI and the continuance of such event or circumstance beyond the applicable grace and/or cure periods therefor, if any, set forth in Article VI. “Expenses” means all fees, charges, costs and expenses of any nature whatsoever incurred at any time and from time to time (whether before or after an Event of Default) by Lender in making, funding, administering or modifying the Loan, in negotiating or entering into any “workout” of the Loan, or in exercising or enforcing any rights, powers and remedies provided in the Security Instruments or any of the other Loan Documents, including reasonable attorneys’ fees, court costs, receiver’s fees, management fees and costs incurred in the repair, maintenance and operation of, or taking possession of, or selling, the Property. “Financial Statements” means (i) for each reporting party other than an individual, a balance sheet, income statement, statements of cash flow and additional schedules as reasonably determined by Lender: amounts and sources of contingent liabilities, reconciliation of changes in equity, liquidity verification, cash flow projections, real estate schedules providing details on each individual real property in the reporting party’s portfolio, including raw land, land under development, construction in process and stabilized properties, any additional schedules as may be reasonably required by Lender, and unless Lender otherwise consents, consolidated and consolidating statements if the reporting party is a holding company or a parent of a subsidiary entity; and (ii) for each reporting party who is an individual, a balance sheet, statements of cash flow and additional schedules as reasonably determined by Lender, and amounts and sources of contingent liabilities, sources and uses of cash and liquidity verification, cash flow projections, real estate schedules providing details on each individual real property in the reporting party’s portfolio, including raw land, land under development, any additional schedules as may be reasonably required by Lender, and unless Lender otherwise consents, Financial Statements for each entity owned or jointly owned by the reporting party. For purposes of this definition and any covenant requiring the delivery of Financial Statements, each party for whom Financial Statements are required is a “reporting party” and a specified period to which the required Financial Statements relate is a “reporting period”. “Force Majeure” means strikes, lock-outs, war, civil disturbance, natural disaster, acts of terrorism or acts of God which cause a delay in Borrower’s performance of an Obligation related to the work of construction; provided, however, that (a) Borrower must give Notice to Lender within ten (10) days after the occurrence of an event which it believes to constitute Force Majeure, (b) in no event shall Force Majeure extend the time for the performance of an Obligation by more than sixty (60) days, and (c) circumstances that can be remedied or mitigated through the payment of money shall not constitute Force Majeure hereunder to the extent such remedy or mitigation is deemed reasonable by Lender in its sole discretion. “Funding Account” shall have the meaning set forth in Section 2.2(f). “General Contractor” means one or more general contractors for the Construction of the Improvements approved by Lender in its reasonable discretion. “GGP” means Gotham Green Partners, as the lender on the Cannex debt, and upon closing of the Merger, the lender to 4Front Ventures.

“Governmental Authority” or “Governmental Authorities” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank). “Governing Documents” means the certificate or articles or certificate of incorporation, by-laws, articles or certificate of organization, operating agreement, or other organizational or governing documents of any Person. “Guarantor” means 4Front Holdings and, by operating of law and execution of a joinder to the Guaranty, 4Front Ventures or any successor in interest following the Merger. “Guaranty” means the Guaranty Agreement of even date herewith executed by Guarantor for the benefit of Lender, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified. “Hazardous Materials” shall have the meaning proscribed to it in the applicable Environmental Agreement. “Improvements” means any and all improvements on the Land owned or leased by any Borrower and encumbered by the Security Instruments and all plans, permits, and authorizations required by or associated with Improvements and the operations conducted in the Property. “Intercreditor Agreement” means that certain intercreditor to be negotiated by Lender, GGP, and Borrower following the closing of the Loan and which shall provide that 4Front Ventures’ obligations to Lender on the Guaranty are subordinate to 4Front Ventures’ obligations to GGP and shall authorize GGP to obtain a second position security interest on the Property. Insurance Proceeds” means the insurance claims under and the proceeds of any and all policies of insurance covering the Property or any part thereof, including all returned and unearned premiums with respect to any insurance relating to the Property, in each ease whether now or hereafter existing or arising. “Land” means any and all of the land owned by the Borrowers and described in and encumbered by the Security Instruments. “Law(s)” means all federal, state and local laws, statutes, rules, ordinances, regulations, codes, licenses, authorizations, decisions, injunctions, interpretations, orders or decrees of any court or other Governmental Authority having jurisdiction as may be in effect from time to time; provided, however, the Law shall not include the Controlled Substances Act. “Lease(s)” means all leases, license agreements and other occupancy or use agreements (whether oral or written), now or hereafter existing, which cover or relate to the Property or any part thereof, together with all options therefor, amendments thereto and renewals, modifications and guaranties thereof, including any cash or security deposited under the Leases to secure performance by the tenants of their obligations under the Leases, whether such cash or security is to be held until the expiration of the terms of the Leases or applied to one or more of the installments of rent coming due thereunder. “Loan” means the loan from Lender to the Borrowers, the repayment obligations in connection with which are evidenced by the Note. “Loan Amount” means Fifty Million and No/100 Dollars ($50,000,000.00).

“Loan Documents” means this Agreement, the Note, the Security Instruments, the Environmental Agreements, the Guaranty, the Pledge and Security Agreement, the DACA required by Lender, any Intercreditor Agreement and any and all other documents which Borrowers, Guarantor or any other party or parties have executed and delivered, or may hereafter execute and deliver, to evidence, secure or guarantee the Obligations, or any part thereof, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified. “Loan Origination Fee” means the fee payable by Borrower to Lender upon the closing of the Loan in the amount of Seven Hundred Thirty Eight Thousand Three Hundred Fifty Six and 16/100 Dollars ($738,356.16). “Merger” shall mean the business combination of 4Front Holdings and Cannex resulting in 4Front Ventures pursuant to the Merger Agreement between 4Front Holdings and Cannex, and which has received prior approval from the Canadian Stock Exchange. “Net Proceeds” when used with respect to any Condemnation Awards or Insurance Proceeds, means the gross proceeds from any Condemnation or Casualty remaining after payment of all expenses, including reasonable attorneys’ fees, incurred in the collection of such gross proceeds. “Note” means the Promissory Note of even date herewith, in an amount equal to the Loan Amount, made by Borrowers to the order of Lender, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified. “Notice” means a notice, request, consent, demand or other communication given in accordance with the provisions of Section 8.7 of this Agreement. “Obligations” means all present and future debts, obligations and liabilities of Borrowers to Lender arising pursuant to, or on account of, the provisions of this Agreement, the Note or any of the other Loan Documents, including the obligations: (a) to pay all principal, interest, late charges, prepayment premiums (if any) and other amounts due at any time under the Note; (b) to pay all Expenses, indemnification payments, fees and other amounts due at any time under the Security Instruments or any of the other Loan Documents, together with interest thereon as provided in the Security Instruments or such Loan Document; and (c) to perform, observe and comply with all of the terms, covenants and conditions, expressed or implied, which each Borrower is required to perform, observe or comply with pursuant to the terms of this Agreement, the Security Instruments or any of the other Loan Documents. Notwithstanding any language contained in the Loan Documents, the Obligations of each Borrower to pay and perform under the Environmental Agreements are unsecured. “OFAC” means the U.S. Department of Treasury’s Office of Foreign Assets Control. “Permitted Use” means the holding of the Loan proceeds in the Funding Account, which shall at all times to Lender’s control under the DACA, and, the Loan proceeds may disbursed to a Borrower for all costs and expenses in connection with the acquisition, refinance, construction and/or development, fit-out and leasing of Property in which a Borrower hereunder has acquired, or is acquiring an interest (including any fee interest or leasehold interest therein) for Borrower’s cannibas business or that is otherwise approved by Lender in its reasonable discretion and to which Lender has a first position security interest in pursuant to a Security Instrument, including without limitation, all closing costs in connection with an acquisition or refinance of real property, and all costs and expenses incurred in connection with the acquisition of machinery, equipment, supplies and other materials required to operate Borrower’s business. The Loan proceeds may also be used to pay interest on the Loan and pay any seller note or other debt obligation in connection with a Borrower’s purchase and acquisition of Property hereunder.

“Person” means an individual, a corporation, a partnership, a joint venture, a limited liability company, a trust, an unincorporated association, any Governmental Authority or any other entity. “Plans and Specifications” means any and all plans and specifications prepared in connection with the Construction of the Improvements and approved in writing by Lender (such approval not to be unreasonably withheld, conditioned or delayed), as the same may from time to time be amended with the prior written approval of Lender. All of the Plans and Specifications for the Improvements shall be attached as Schedule 6. “Pledge and Security Agreement” means that certain Pledge and Security Agreement of even date herewith pledging the Equity Interests to Lender and granting to Lender a security interest therein. “Project Schedule” means the schedule for commencement and completion of the Construction of the Improvements approved by the Lender. All of the Project Schedules for the Construction of the Improvements shall be attached as Schedule 5. “Property” means the Land, Improvements, plans and permits and tangible and intangible personal property owned (or, if consented to by Lender on terms reasonably satisfactory to Lender in its sole discretion, leased pursuant to a long-term lease of not less than 15 years) by any Borrower and conveyed and encumbered by the Security Instruments. “Sanctions” means, collectively, any sanctions administered or enforced by the United States Government, including OF AC, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority. “Security Instrument” means any deed of trust, mortgage, lien, charge, encumbrance, assignment, pledge, financing statement, lease or other document intended as a security device that is executed by a Borrower for the benefit of Lender to secure the Obligations, except for the Obligations arising out of the Environmental Agreements, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified. The Security Instrument shall include any and all such commercially reasonable terms, provisions, and conditions as shall be then required by Lender to grant to a first priority lien on the Property as provided in this Agreement, including, without limitation, assignment of all leases, plans, permits and authorizations. “State” means the State of Washington. “Survey” means a map or plat of survey of the Land. “Taxes” means all taxes and assessments whether general or special, ordinary or extraordinary, or foreseen or unforeseen, which at any time may be assessed, levied, confirmed or imposed by any Governmental Authority or any communities facilities or other private district on Borrower or on any of its properties or assets or any part thereof or in respect of any of its franchises, businesses, income or profits.

Schedule 2 Schedule of Documents 1. Addendum to Loan Agreement and Note in the form attached as Schedule 3 hereto. 2. Joinder to Promissory Note in the form attached as Schedule 1 to the Note. 3. Environmental Indemnity Agreement in the form substantially similar to the form attached as Schedule 9 hereto and on terms satisfactory to Lender in its sole discretion. 4. Security Instrument in the form substantially similar to the form attached as Schedule 10 hereto and on terms reasonably satisfactory to Lender in its sole discretion. 5. Such other documents or instruments reasonably requested by Lender.

Schedule 3 Form of Addendum Form of Addendum This JOINDER AGREEMENT, dated [ ] (this “Joinder Agreement “) is delivered pursuant to that certain Construction Loan Agreement, dated as of May [ ], 2019 (as it may be amended, restated, amended and restated, supplemented or otherwise modified, the “Loan Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Linchpin Investors, LLC, an Illinois limited liability company (the “Linchpin”) and its wholly owned subsidiaries that are party thereto, as borrowers (collectively, with the Company, the “Borrowers” and each individually a, “Borrower”) and LI Lending, LLC, a Delaware limited liability company (“Lender”), Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement Section 1. Pursuant to Section 2.2 of the Loan Agreement, the undersigned hereby: (a)    agrees that this Joinder Agreement may be attached to the Loan Agreement and that by the execution and delivery hereof, the undersigned becomes a Borrower under the Loan Agreement and agrees to be bound by all of the terms thereof; (b)    represents and warrants that each of the representations and warranties set forth in the Loan Agreement and each other Loan Document and applicable to the undersigned is true and correct to the best of the undersigned’s knowledge, both before and after giving effect to this Joinder Agreement, except to the extent that any such representation and warranty relates solely to any earlier date, in which case such representation and warranty is true and correct as of such earlier date; (c)    to the best of the undersigned’s knowledge, that no event has occurred or is continuing as of the date hereof, or will result from the transactions contemplated hereby on the date hereof, that would constitute an Event of Default; (d)    agrees to irrevocably and unconditionally pay in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) and in accordance with the Loan Agreement; and (e)    (i) agrees that the undersigned will comply with all the terms and conditions of the Loan Agreement and other Loan Documents as if it were an original signatory thereto and (ii) delivers to Lender supplements to all schedules attached to the Loan Agreement. Section 2. The undersigned agrees from time to time, upon request of Lender, to take such additional actions and to execute and deliver such additional documents and instruments Lender may reasonably request to effect the transactions contemplated by, and to carry out the intent of, this Joinder Agreement. Neither this Joinder Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Joinder Agreement) against whom enforcement of such change, waiver, discharge or termination is sought. Any notice or other communication herein required or permitted to be given shall be given in pursuant to Section 8.7 of the Loan Agreement. In case any provision in or obligation under this Joinder Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF WASHINGTON, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, TO EXTEND CREDIT OR TO FORBEAR FROM ENFORCING A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW. [Remainder of page intentionally left blank]

44 IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered by its duly authorized officer as of the date above first written. BORROWER [BORROWER NAME] By:_ Name: [ Title:    [_ Address for Notices: Attention: Fax: with a copy to: Attention: Fax ACKNOWLEDGED AND ACCEPTED, as of the date above first written: LI LENDING, LLC, a Delaware limited liability company as Lender By:_ Name: Title:

-I - Schedule 4 Reserved

-2- Schedule 5 Project Schedule for each Property To be attached.

-3- Schedule 6 Plans and Specifications for each Property To be attached.

S chedul e 7 Form of DACA To be provided by Dank within ten (10) days of closing

DEPOSIT ACCOUNT CONTROL AGREEMENT This Deposit Account Control Agreement (the “Agreement”) dated as of , 2019 (the “Effective Date”), is entered into by and among , a (“Lender”), Linchpin Investors LLC, a Delaware state Limited Liability Company (“Borrower”), and F1RSTBANK, a Colorado state banking corporation (“Bank”). Pursuant to certain agreements entered into between Borrower and Lender, Borrower has granted to Lender a security interest in all rights of Borrower in the account identified below. 1. Security Interest. Borrower has granted to Lender a security interest in all of Borrower’s right, title and interest in and to account number 737-550-7588 (the “DACA Account”)maintained at Bank in the name of Borrower and all amendments, extensions, renewals and replacements of the DACA Account, all existing and future amounts in the DACA Account, and all proceeds or products of the foregoing. This Agreement is intended to perfect Lender’s security interest in, and give “control,” as defined in Section 4-9-104 of the Colorado Uniform Commercial Code (“UCC”), in favor of Lender with respect to the DACA Account. 2. Control of Account. (a) Borrower agrees that the DACA Account and the funds contained therein are subject to the sole dominion, control and discretion of Lender. (b) Bank will comply with instructions directing the disposition of funds in the DACA Account originated by Borrower or its authorized representatives unless and until Bank receives a written notice from Lender that Lender is exercising exclusive control over the DACA Account (the “Notice of Exclusive Control”), which notice shall be substantially in the form attached hereto as Exhibit A. Upon Bank’s receipt of the Notice of Exclusive Control and passage of a reasonable time to act thereon following actual receipt thereof by Bank, Bank will comply with written instructions given to it by Lender directing disposition of funds in the DACA Account without further consent by Borrower or any other person. Except as otherwise required by law or with the prior written consent of Lender and Borrower, Bank will not agree with any third party to comply with instructions for disposition of funds in the DACA Account. In the event any conflicting instructions or demands are made upon Bank by Borrower or Lender as to any matter related to the DACA Account, Bank shall have the right to inter plead the proceeds of the DACA Account with the appropriate court and shall be entitled to recover its reasonable attorney fees and costs from the interpled fund. (c) No Access to DACA Account and No Interest. Borrower acknowledges and agrees that, upon Bank’s receipt of the Notice of Exclusive Control, neither Borrower nor any other person claiming on behalf of or through Borrower, shall have any right, title (a)

or interest, whether express or implied, in the DACA Account or to withdraw or make use of any amounts from the DACA Account. Borrower shall not be entitled to any interest on amounts held in the DACA Account. 3. Limitation of Liability of Bank. Bank shall have no responsibility or liability to Lender for complying with instructions concerning the DACA Account from Borrower which arc received by Bank before Bank receives a Notice of Exclusive Control and has had a reasonable time to act thereon, as set forth in paragraph 2 above. Bank shall have no responsibility or liability to Borrower for complying with a Notice of Exclusive Control or with instructions concerning the DACA Account originated by Lender pursuant to the a Notice of Exclusive Control even if Borrower notifies Bank that Lender is not legally entitled to originate such instruction or Notice of Exclusive Control. Bank may rely, and Bank shall be protected in acting, or refraining from acting, upon any Notice (including but not limited to electronic Notices) believed by Bank to be genuine and to have been given by the proper party or parties. 4. Statements and Other Information. Upon Lender’s request and at the Borrower’s expense, Bank shall provide Lender with copies of the regular monthly bank statements provided to Borrower and such other information relating to the DACA Account as shall reasonably be requested by Lender. Borrower consents to such information being supplied to Lender. 5. Fees. Borrower agrees to pay promptly all usual and customary service charges, transfer fees and account maintenance or other fees (“Fees”) in connection with the DACA Account or the services provided by Bank arising out of this Agreement. 6. Subordination by Bank. For as long as Lender’s Security Interest in the DACA Account remains in effect, Bank hereby subordinates to Lender, and agrees not to exercise any rights of set-off, banker’s liens and rights of pledge against the DACA Account, against all items deposited in the DACA Account, and against all proceeds of any of the foregoing in connection with the DACA Account, unless Bank obtains the prior written consent of Lender. Notwithstanding anything to the contrary in the preceding sentence, in the event any Fees and expenses related to the DACA Account go unpaid or any checks or other items which were deposited or credited to the DACA Account are returned, reversed, refunded or charged back for insufficient funds or for any other reason (“Returned Items”). Bank may charge the DACA Account for such Fees and Returned Items. If there are insufficient funds in the DACA Account or any other account maintained by Borrower at Bank to cover any Fees and Returned Items, Borrower agrees to immediately reimburse Bank for the amount of such shortfall. If Borrower fails to pay the amount demanded by Bank, Lender agrees to reimburse Bank within three (3) business days of demand thereof by the Bank for any Fees or Returned Items. 7. Protection and Indemnification of Bank. Borrower and Lender agree that Bank shall have no liability to either of them for any loss or damage that either or both may claim to have suffered or incurred, either directly or indirectly, by reason of this Agreement or any transaction or service contemplated by the provisions hereof, except for liability arising out of Bank’s gross negligence or willful misconduct. In no event shall Bank be liable for losses or delays resulting from computer malfunction, interruption of communication facilities, labor difficulties or other causes beyond Bank’s control. Borrower hereby indemnifies and holds harmless Bank, its affiliates and its directors, officers, agents and employees from and against any

If to Bank: Attn: Address: Email: Telephone: FIRST BANK Business Banking President (DACA) 12345 W. Colfax Ave. Lakewood, CO 80215 TreasuryMangement@efirstbank.com (303) 235-1378 9. Termination. This Agreement shall not be terminated by Borrower so long as any obligations of Borrower to Lender are outstanding and unpaid. This Agreement may be terminated by Bank upon thirty (30) days prior written notice to all parties, provided, however, that Bank may terminate this Agreement immediately in the event Borrower or Lender fails to make payments to Bank in accordance with paragraph 6 above. This Agreement may be terminated by Lender in a writing sent to Bank in which Lender releases Bank from any further obligation to comply with instructions originated by Lender with respect to the DACA Account. Any available funds remaining in the DACA Account upon termination shall be transferred in accordance with the provisions of this Agreement after deduction for any amounts otherwise reimbursable to Bank. 10. Legal Process and Insolvency. In the event Bank receives any form of legal process concerning the DACA Account, including, without limitation, court orders, levies, garnishments, attachments, and writs of execution, or in the event Bank learns of any insolvency proceeding concerning the Borrower, including, without limitation, bankruptcy, receivership, and assignment for the benefit of creditors, Bank will respond to such legal process or knowledge of insolvency in the normal course or as required by law. 11. Deposit Agreements. The terms and conditions of this Agreement are in addition to any deposit account agreements and other related agreements that Borrower has with Bank, including, without limitation, all agreements concerning banking products and services, cash management documentation, signature cards, fee schedules, disclosures, specification sheets and change of terms notices (collectively, the “Deposit Agreements”). The Deposit Agreements are incorporated herein by this reference. The provisions of this Agreement shall supersede the provisions of the Deposit Agreements only to the extent the provisions herein are inconsistent with the Deposit Agreements, and except as otherwise provided in this Agreement, Lender’s interest in the DACA Account is subject to the provisions of the Deposit Agreements. 12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, and the exclusive jurisdiction and venue for any action brought in connection with this Agreement shall be in the State of Colorado. 13. Miscellaneous. This Agreement: (a) shall be binding upon the parties hereto and their respective successors and assigns and shall inure to their benefit; (b) shall not in any way be changed, amended, modified, or waived except by a writing signed by all parties hereto; (a)

(c) may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument; (d) shall be executed by representatives, individuals or corporate officers who are duly authorized to act on behalf of the respective parties to this Agreement; (e) shall be interpreted in such manner as to render it valid and enforceable under applicable law, and if any provision or portion thereof shall be determined to be invalid under such law, the remainder of such provision or the remaining provisions shall continue to be of full force and effect; and (f) shall authorize Bank to make all reports relating to the DACA Account to all federal, state and local tax authorities under the name and tax identification number of Borrower, unless otherwise notified by Lender. 14. JURY TRIAL WAIVER. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, REGARDLESS OF THE NATURE OF THE CLAIM OR FORUM OF THE ACTION. [Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date. LENDER: a By: Name: Title: BORROWER: Linchpin Investors LLC, a Delaware state Limited Liability Company By: Name: Title: ACCEPTED AND AGREED TO: BANK: FIRSTBANK, a Colorado state banking corporation By: Name: Joel Johnson Title: Market President—East Valley

EXHIBIT A to DEPOSIT ACCOUNT CONTROL AGREEMENT FORM OF NOTICE OF EXCLUSIVE CONTROL [LETTERHEAD OF LENDER) [DATE] [METHOD OF DELIVERY] FIRSTBANK 12345 West Colfax Ave. Lakewood, CO 80215 Email: TreasuryManagement@efirstbank.com Telephone: (303)235-1378 ATTENTION: Business Banking President (DACA) Re: Notice of Exclusive Control: [NAME OF BORROWER] Ladies and Gentlemen: As referenced in paragraph 2 of the Deposit Account Control Agreement dated as of [DATE], by and among [NAME OF BORROWER], us and you, (a copy of which is attached), we hereby give you notice that we will hereafter exercise exclusive control over the DACA Account. You are hereby instructed not to accept any direction or instruction with respect to the DACA Account from any person other than the undersigned, unless otherwise ordered by a court of competent jurisdiction. Very truly yours, [NAME OF LENDER], a By: Name: Title:

Schedule 8 Reserved

bSchedule 9 Form of Environmental Indemnity Agreement [To be attached]

ENVIRONMENTAL INDEMNIFICATION AND RELEASE AGREEMENT THIS ENVIRONMENTAL INDEMNIFICATION AND RELEASE AGREEMENT (this“Agreement”) dated as of _ 2019, is made by [ |. a Borrower under that certain Construction Loan Agreement (“Loan Agreement”) dated of even date herewith (“Borrower”) in favor of LI LENDING, LLC, a Delaware limited liability company (together with its successors, participants and assigns, “Lender”). RECITALS This Agreement is made by Borrower as a condition of and to induce Lender to make a loan (the “Loan”) to Borrower evidenced or to be evidenced by a Promissory Note, made by Linchpin Investors, LLC, a Delaware limited liability company (“Linchpin”), Borrower and certain other wholly-owned subsidiaries of Linchpin that are borrowers thereunder and payable to the order of Lender in the face principal amount of $50,000,000.00, which Loan is secured by, among other things, a [Deed of Trust, Assignment of Leases and rents, Security Agreement, Financing Statement, and Fixture Filing (the “Deed of Trust”)] of even date herewith, encumbering certain real and personal property as therein described (collectively, the “Property”), including the land described in Exhibit A which is attached hereto and made a part hereof. The term “Loan Documents” as used herein is defined in the Deed of Trust. This Agreement is one of the Loan Documents, but this Agreement is not secured by the Deed of Trust. AGREEMENTS 1. Definitions. As used in this Agreement, the terms defined in the Preamble and in the Recitals hereto shall have the respective meanings specified therein, and the following additional terms shall have the meanings specified: “At” or “at”, when used with respect to the Property or any property adjacent to the Property, means “on, at, in, under, above or about.” “Environmental Claim” means any complaint, action, notice, order, claim, investigation, judicial or administrative proceeding or action, or other similar claims or communications from any Person (defined below) involving or alleging any non-compliance with any Environmental Requirement (defined below) or the existence of any unsafe or hazardous condition resulting from or related to the Release (defined below) of any Hazardous Material (defined below). “Environmental Law” means any and all applicable federal, state or local laws, statutes, ordinances, rules, regulations, orders, principles of common law, judgments, permits, licenses or other determinations of any judicial or regulatory authority, now or hereafter in effect, imposing liability, establishing standards of conduct or otherwise relating to protection of the environment (including natural resources, surface water, groundwater, soils, and indoor and ambient air), health and safety, land use matters or the presence, generation, treatment, storage, disposal, Release or threatened Release, transport or handling of any Hazardous Material. Such Environmental Laws shall include, without limitation, the foregoing, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq., the

Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601, et seq., the Clean Water Act, 33 U.S.C. Section 1251, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 5101, et seq., the Clean Air Act, 42 U.S.C. Sections 7401, el seq., the Safe Drinking Water Act, 42 U.S.C. Section 300f, et seq., the Occupational Safety and Health Act, 29 U.S.C. Chapter 15, ct seq., the Federal Water Pollution Control Act, 33 U.S.C. Sections 1251, et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 136, et seq., and the River and Harbors Appropriation Act, 33 U.S.C. Section 403, et seq., [insert state specific environmental laws], and all regulations adopted thereunder and all state and local analogs. In addition to the foregoing, Environmental Laws also means and includes all voluntary cleanup programs and/or brownfields programs under federal, state or local law and all requirements imposed by any Environmental Permit. “Environmental Requirement” means any Environmental Law, or any other applicable agreement or restriction (including any condition or requirement imposed by any third party or insurance or surety company), now or hereafter in effect, which relates to any matters addressed by any Environmental Law, Hazardous Material, or the prevention of any unsafe or hazardous condition resulting from or related to the Release of any Hazardous Material. “Hazardous Material” means any substance, material, element, compound, waste or chemical, whether solid, liquid or gaseous, which is defined, listed, classified or otherwise regulated in any way under any Environmental Laws, or any other such substances or conditions (including mold and other mycotoxins or fungi) which may create any unsafe or hazardous condition or pose any threat to health and safety. “Indemnified Party” means and includes Lender, any Persons owned or controlled by, owning or controlling, or under common control or affiliated with Lender, any participants in the Loan, the directors, officers, partners, employees and agents of Lender and/or such Persons, and the successors and assigns of each of the foregoing Persons. “Person” means an individual, a corporation, a partnership, a joint venture, a limited liability company, a trust, an unincorporated association, any governmental authority or any other entity. “Release” means the presence of or any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, drums, tanks, and other similar containers, containing any Hazardous Material) into the indoor or outdoor environment in violation of any Environmental Law. “Transition Date” means the earlier of the following two dates: (a) the date on which the indebtedness and obligations secured by the Deed of Trust have been paid, performed and finally discharged in full (without possibility for disgorgement), and the Deed of Trust has been reconveyed; or (b) the date on which the ownership or possession of the Property has been given to any other purchaser or grantee free of occupancy and claims to occupancy by Borrower and its heirs, devisees, representatives, successors and assigns; provided that, if such payment, performance, release, foreclosure or conveyance is challenged, in bankruptcy proceedings or otherwise, the Transition Date shall be deemed not to have occurred until such challenge is validly released, dismissed with prejudice or otherwise barred by law from further assertion.

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2. Representations and Warranties. Except as explicitly set forth in the reports labeled on Exhibit B attached, Borrower, after appropriate due inquiry and investigation in accordance with good commercial or customary practices, including an investigation into the previous uses and ownership of the Property, hereby represents and warrants to, and covenants with, Lender, without regard to whether Lender has or hereafter obtains any knowledge or information related to these matters, as follows: (a) Use of the Property. During the period of Borrower’s ownership oroperation of the Property, and to the best of Borrower’s knowledge during the period prior toBorrower’s ownership or operation of the Property, (i) the Property has not been used as atreatment, storage or disposal site for any Hazardous Material in violation of any EnvironmentalLaw, for any other waste disposal activities, for industrial or manufacturing purposes or for anyother use which could give rise to the Release of any Hazardous Material at the Property orwhich could create any unsafe or hazardous condition resulting from or related to the Release of any Hazardous Material, and to the best of Borrower’s knowledge, no such use on any adjacentproperty has occurred at any time prior to the date hereof; (ii) there has been no Release at orfrom the Property or at or from any disposal or treatment facility which received HazardousMaterials generated by Borrower or at the Property; and (iii) no active, inactive or abandonedunder-ground or above-ground storage tanks or similar containers, or any groundwater ormonitoring wells of any kind, are or have been located at the Property. (b) Environmental Claims. No Environmental Claim has been asserted inwriting against Borrower or with respect to the Property. Borrower does not have knowledge ofany pending or threatened in writing Environmental Claim against Borrower, the Property or anyfacility that may have received Hazardous Material generated by Borrower or at the Property.To the best of Borrower’s knowledge, no Environmental Claim has been filed against anyadjacent property. (c) Compliance with Laws. During the period of Borrower’s ownership oroperation of the Property, and to the best of Borrower’s knowledge during the period prior toBorrower’s ownership or operation of the Property, the past and present conditions, uses andactivities at the Property have complied with all Environmental Requirements. Borrower holdsand has held all licenses, permits and approvals required by any governmental authority underany Environmental Requirement in connection with the ownership or operation of the business atthe Property and has timely prepared, submitted and made all filings, reports, plans andnotifications required under any Environmental Requirement. Borrower has furnished to Lendera copy of all reports, permits, assessments, investigations, correspondence and other documentsand information in Borrower’s possession which relate to environmental conditions at theProperty and any other matters addressed by or relating to compliance with any EnvironmentalRequirement. (d) Environmental Insurance. Borrower has never applied for and beendenied environmental impairment liability insurance coverage relating to the Property. Borrower-has furnished to Lender a copy of all such environmental insurance policies, and all applications (whether denied, accepted or pending), related to Borrower or the Property. At Lender’s request, Borrower shall cause Lender to be named as an additional insured on any such policy currently in effect.

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3. Covenants and Agreements. (a)Compliance with Environmental Requirements. Borrower will not cause, commit, permit or allow to continue: (i) any non-compliance with any Environmental Requirement by Borrower and will not permit or allow to continue, any non-compliance with any Environmental Requirement by any tenant or any other Person, by or with respect to the Property or any use of or condition or activity at the Property; (ii) the generation, storage or use of any Hazardous Material at the Property, except for Hazardous Materials that are commonly legally used, stored or generated (and in such amounts commonly legally used, stored or generated) as a consequence of using the Property for its permitted business purposes, but only so long as the use, storage or generation of such Hazardous Materials is in full compliance with all Environmental Requirements; (iii) the treatment, disposal or unauthorized Release of any Hazardous Material at the Property in any manner; (iv) the installation of any above-ground or below-ground storage tanks or other containers containing Hazardous Materials at the Property; (v) any other activity which could create any unsafe or hazardous condition resulting from or related to Hazardous Materials at the Property; or (vi) the attachment of any environmental lien to the Property. Borrower acknowledges that Hazardous Materials may permanently and materially impair the value and use of the Property and shall perform all actions necessary to protect the fair market value of the Property from impairment as a result of Hazardous Materials. (b) Notice to Lender. If, at any time, Borrower becomes aware, or hasreasonable cause to believe, that any Release or threatened Release of any Hazardous Materialhas occurred or will occur at the Property, or if Borrower identifies or otherwise becomes aware of any noncompliance or alleged non-compliance with any Environmental Requirement byBorrower or at the Property, any threatened or pending Environmental Claim related to theProperty or any event or condition which could result in an Environmental Claim, Borrower shallnotify Lender immediately in writing of such circumstance and shall include a full description ofall relevant information. Borrower shall, upon receipt, promptly deliver to Lender a copy of anyreport, audit, summary or investigation, of any kind or character, whether prepared by or onbehalf of Borrower or by any other Person, related to environmental conditions at the Property orthe compliance status of the Property with respect to any Environmental Requirement. (c) Site Assessments and Information. If Lender, applying a commerciallyreasonable standard, shall ever have reason to believe that any Release or threatened Release of aHazardous Material or any non-compliance with any Environmental Requirement has occurredwith respect to the Property, or if any Environmental Claim is made or threatened with respect tothe Property, or if an Event of Default (as defined in the Deed of Trust) occurs, or following thecompletion of any corrective action pursuant to Subsection (d) of Section 3, Borrower shall,within thirty (30) days of written request by Lender and at Borrower’s expense, provide toLender an environmental site assessment and compliance audit of the Property which addressessuch conditions. Such environmental site assessment and compliance audit shall be performed tothe reasonable satisfaction of Lender, in accordance with good environmental engineeringpractices and by a consulting firm reasonably acceptable to Lender. Each report shall be addressed to Lender. A copy of each report and all supporting documents shall be promptly furnished to Lender.

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(d) Response to Releases, Non-Compliance and Environmental Claims. Borrower shall, in compliance with all Environmental Requirements, promptly undertake and complete any and all investigations, testing, or abatement, clean up, remediation, response or other corrective action necessary or recommended to: (i) remove, remediate, clean up or abate any Release or threatened Release of any Hazardous Material at or from the Property; (ii) correct any non-compliance with any Environmental Requirement by Borrower or at the Property; (iii) address any unsafe or hazardous condition at the Property resulting from or related to any Hazardous Material; or (iv) make an appropriate response to any threatened or pending Environmental Claim related to Borrower or the Property. Any report or other document prepared in response to any of these events shall be addressed to Lender. A copy of any such report or other document (and all supporting documents) shall be promptly furnished to Lender. If requested by Lender, Borrower shall provide to Lender, within thirty (30) days of Lender’s request, a bond, letter of credit or other financial assurance evidencing to Lender’s satisfaction that all necessary funds are readily available to pay the costs and expenses of the required actions and to discharge any liens established against the Property. (e) Lender’s. Rights. Lender shall have the right, but not the obligation, without limitation of Lender’s rights under the other Loan Documents, and at Borrower’s sole risk and expense, to enter onto the Property and/or to take, or cause to be taken, such actions as Lender deems reasonably necessary or advisable to investigate, clean up, remediate or otherwise respond to, address or correct any of the issues addressed in this Agreement. Borrower shall reimburse Lender on demand for the costs of any such action. Lender agrees, however, that, except in the case of an emergency, Lender will take such action only after written notice to Borrower of the circumstances and the failure by Borrower, within a reasonable period of time following receipt of such notice, to commence or diligently pursue to completion the appropriate corrective action. Lender owes no duty of care to protect Borrower or any other Person against, or to inform Borrower or any other Person of, any Hazardous Material or other environmental condition affecting the Property. 4. Indemnification. (a) Indemnified Matters. Borrower hereby agrees to protect, indemnify, defend, release and hold each Indemnified Party harmless for, from and against, and reimburse each Indemnified Party on demand for, any and all losses, costs, liabilities (including strict liabilities), claims (including Environmental Claims), damages, expenses (including reasonable attorneys’ fees incurred in connection with enforcing this provision), penalties or fines of any kind whatsoever paid, incurred or suffered by, or asserted against, any Indemnified Party by any Person in connection with, arising out of or resulting in any way whatsoever from: the presence, Release or threatened Release of any Hazardous Material at or from the Property, on or before the Transition Date; or

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(b) Survival. The representations, warranties, covenants and agreements in this Agreement shall be binding upon Borrower and its successors, assigns and legal representatives and shall inure to the benefit of Lender and its successors, assigns and legal representatives and participants in the Loan; and shall not terminate on the Transition Date or upon the release, foreclosure or other termination of the Deed of Trust, but will survive the Transition Date, the payment in full of the indebtedness secured by the Deed of Trust, foreclosure of the Deed of Trust or conveyance in lieu of foreclosure, the release or termination of the Deed of Trust and any or all of the other Loan Documents, any investigation by or on behalf of Lender, any bankruptcy or other debtor relief proceeding, or any other event whatsoever. (c) Rights Cumulative. Lender’s rights under this Agreement shall be in addition to all rights of Lender under the other Loan Documents or at law or in equity, and payments by Borrower under this Agreement shall not reduce Borrower’s obligations and liabilities under any of the other Loan Documents. The liability of Borrower or any other Person under this Agreement shall not be limited or impaired in any way by any provision in the other Loan Documents or applicable law limiting Borrower’s or such other Person’s liability or Lender’s recourse or rights to a deficiency judgment. The liability of such other Person, if applicable, under this Agreement shall not be limited or impaired in any way by any change, extension, release, inaccuracy, breach or failure to perform by any party under the Loan Documents, such other Person’s liability hereunder being direct and primary and not as a guarantor or surety. (d) Rights Under Environmental Requirements. Nothing in this Agreement or in any other Loan Document shall limit or impair any rights or remedies of Lender or any other Indemnified Party against Borrower or any other Person under any Environmental Requirement or otherwise at law or in equity, including any rights of contribution or indemnification. (e) No Waiver. No delay or omission by Lender to exercise any right under this Agreement shall impair any such right nor shall it be construed to be a waiver thereof. No waiver of any single breach or default under this Agreement shall be deemed a waiver of any other breach or default. Any waiver, consent or approval under this Agreement must be in writing to be effective. (f) Invalid Provisions. A determination that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision and a determination that the application of any provision of this Agreement to any Person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other Persons or circumstances. (g) Construction. Whenever in this Agreement the singular number is used, the same shall include plural where appropriate, and vice versa; and words of any gender in this Agreement shall include each other gender where appropriate. The headings in this Agreement are for convenience only and shall be disregarded in the interpretation hereof. The words “include” and “including” shall be interpreted as if followed by the words “without limitation.”

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(h) Applicable Law: Forum. This Agreement is performable in [the laws of the State of [ ] and applicable United States federal law] shall govern the rights and duties of the parties hereto and the validity, enforcement and interpretation hereof. Borrower hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the jurisdiction of any state court or any United States federal court, sitting in the State of Washington and to the jurisdiction of any state court or any United States federal court, sitting in the state in which any of the Property is located, over any suit, action or proceeding arising out of or relating to this Agreement or the Loan. Borrower hereby irrevocably waives, to the fullest extent permitted by law, any objection that Borrower may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Borrower hereby agrees and consents that, in addition to any methods of service or process provided for under applicable law, all service of process in any such suit, action or proceeding in any state court or any United States federal court sitting in the state(s) specified above may be made by certified or registered mail, return receipt requested, directed to Borrower at the address for notice to Borrower stated below, or at a subsequent address of which Lender received actual notice from Borrower in accordance with the Loan Documents, and service so made shall be complete five (5) days after the same shall have been so mailed. Nothing herein shall affect the right of Lender to serve process in any manner permitted by law or limit the right of Lender to bring proceedings against Borrower in any other court or jurisdiction. (i) Modification. This Agreement may be amended only by an instrument in writing intended for that purpose executed jointly by an authorized representative of each party hereto. Borrower has caused this Agreement to be executed as of the date first written above. BORROWER: [ ] By: By:

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EXHIBIT A Description of Land[]

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EXHIBIT B List of Environmental Reports

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Schedule 10 Form of Security Instrument [To he attached] -8-

10-

RECORDING REQUESTED BY AND WHEN RECORDED MAIL TO: [ ] SPACE ABOVE LINE FOR RECORDER’S USE ONLY] Document Title: DEED OF TRUST, ASSIGNMENT, SECURITY AGREEMENT AND FIXTURE FILING Grantor/Borrower: [ ] Grantee/Beneficiary: LI Lending, LLC, a Delaware limited liability company Legal Description: Full Legal Description: See Exhibit A attached Assessor’s Tax Parcel Nos.: [ NOTICE TO RECORDER THIS DOCUMENT SERVES AS A FIXTURE FILING UNDER THE WASHINGTON UNIFORM COMMERCIAL CODE. This Financing Statement covers goods described herein by item or type some or all of which are affixed or are to be affixed to the real property described in Exhibit A to this document. For purposes of this fixture filing the Debtor and the Secured Party and their respective addresses are: Debtor. Secured Party: | | LI Lending, LLC 840 140’” Avenue Bellcvue, WA 98005 Attn: Roman Tkachenko

DEED OF TRUST, ASSIGNMENT, SECURITY AGREEMENT AND FIXTURE FILING THIS DEED OF TRUST, ASSIGNMENT, SECURITY AGREEMENT AND FIXTURE FILING(“Deed of Trust”) is made as of.    ,2019, by [ I (“Grantor”), whose address is [    ], as grantor, in favor of [ ] (“Initial Trustee”), whose address is [ ], as trustee, for the benefit of LI LENDING, LLC, a Delaware limited liability company (together with any and all of its successors, participants and assigns, “Lender”), whose address is 840 140th Avenue, Bellevue, WA 98005, as beneficiary. RECITALS Grantor has requested that Lender make the Loan (as hereinafter defined) to Grantor. As a condition precedent to making the Loan, Lender has required that Grantor execute and deliver this Deed of Trust, Assignment, Security Agreement and Fixture Filing to Trustee and Lender. Gran ts and Agreements Now, therefore, in order to induce Lender to make the Loan to Grantor, Grantor agrees as follows: Article I D efinitions . As used in this Deed of Trust, the terms defined in the Preamble hereto shall have the respective meanings specified therein, and the following additional terms shall have the meanings specified: “Accessories” means all fixtures, fittings, apparatus, equipment, systems, machinery, furniture, furnishings, appliances, inventory, goods, building and construction materials, supplies and other articles of personal property and replacements thereof, of every kind and character, tangible and intangible (including software embedded therein), now owned or hereafter acquired by Grantor, which are now or hereafter attached to, affixed to, placed upon or situated in, on or about the Land or Improvements, or used in or necessary to the complete and proper planning, development, use, occupancy or operation thereof, or acquired (whether delivered to the Land or stored elsewhere) for use or installation in or on the Land or Improvements, and all Additions to the foregoing, all of which are hereby declared to be permanent accessions to the Land. “Accounts” means all accounts of Grantor within the meaning of the Uniform Commercial Code of the State, derived from or arising out of the use, occupancy or enjoyment of the Property or for services rendered therein or thereon. “Additions” means any and all alterations, additions, accessions and improvements to property, substitutions therefor, and renewals and replacements thereof. “Beneficiary” means Lender and its successors, participants, and assigns. “Borrower” means Grantor, Linchpin Investors, LLC, a Delaware limited liability company (“Linchpin”) and one or more wholly-owned subsidiaries of Linchpin who receive proceeds on the Loan.

“Claim” means any liability, suit, action, claim, demand, loss, expense, penalty, fine, judgment or other cost of any kind or nature whatsoever, including reasonable fees, costs and expenses of attorneys, consultants, contractors and experts. “Condemnation” means any talcing of title to, use of, or any other interest in the Property under the exercise of the power of condemnation or eminent domain, whether temporarily or permanently, by any Governmental Authority or by any other Person acting under or for the benefit of a Governmental Authority. “Condemnation Awards” means any and all judgments, awards of damages (including severance and consequential damages), payments, proceeds, settlements, amounts paid for a taking in lieu of Condemnation, or other compensation heretofore or hereafter made, including interest thereon, and the right to receive the same, as a result of, or in connection with, any Condemnation or threatened Condemnation. “Contract of Sale” means any contract for the sale of all or any part of the Property or any interest therein, whether now in existence or hereafter executed. “Deed of Trust” means this Deed of Trust, Assignment, Security Agreement and Fixture Filing, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified. “Default” means an event or circumstance which, with the giving of Notice or lapse of time, or both, would constitute an Event of Default under the provisions of this Deed of Trust. “Design and Construction Documents” means, collectively, (a) all contracts for services to be rendered, work to be performed or materials to be supplied in the development of the Land or the construction or repair of Improvements, including all agreements with architects, engineers or contractors for such services, work or materials; (b) all plans, drawings and specifications for the development of the Land or the construction or repair of Improvements; (c) all permits, licenses, variances and other rights or approvals issued by or obtained from any Governmental Authority or other Person in connection with the development of the Land or the construction or repair of Improvements; and (d) all amendments of or supplements to any of the foregoing. “Encumbrance” means any Lien, easement, right of way, roadway (public or private), declaration, condition, covenant, or restriction (including any declaration, condition, covenant, or restriction in connection with any condominium development or cooperative housing development), Lease or other matter of any nature that would affect title to the Property. “Environmental Agreement” means the Environmental Indemnification and Release Agreement of even date herewith by and between Grantor and Lender pertaining to the Property, as the same may from time to time be extended, amended, restated, supplemented, or otherwise modified. The Environmental Agreement is one of the Loan Documents, but this Deed of Trust does not secure the obligations of Grantor under the Environmental Agreement. “Event of Default” means an event or circumstance specified in Article VI and the continuance of such event or circumstance beyond the applicable grace and/or cure periods therefor, if any, set forth in Article VI. “Expenses” means all fees, charges, costs and expenses of any nature whatsoever incurred at any time and from time to time (whether before or after an Event of Default) by Beneficiary or Trustee in making, funding, administering or modifying the Loan, in protecting the security of this Deed of Trust, in negotiating or entering into any “workout” of the Loan, or in exercising or enforcing any rights, powers and remedies provided in this Deed of Trust or any of the other Loan Documents, including attorneys’ fees, court costs, receiver’s fees, management fees and costs incurred in the completion, repair, maintenance and operation of, or taking possession of, or selling, the Property. “•(Governmental Authority” means any governmental or quasi-governmental entity, including any court, department, commission, board, bureau, agency, administration, service, district or other instrumentality of any governmental entity. “Guarantor” means 4Front Holdings, LLC, a Delaware limited liability company and, following the business combination of Cannex Capital Holdings Inc. and 4Front Holdings, LLC, 4Front Ventures Corporation, a corporation existing or to be existing under the laws of the Province of British Columbia. “Guaranty” means the Guaranty Agreement of even date herewith executed by Guarantor for the benefit of Lender, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified. “Improvements” means all buildings, structures and replacements thereof and other improvements now or hereafter existing, erected or placed on the Land, including all plant, equipment, apparatus, machinery and fixtures of every kind and nature whatsoever forming part of said structures and/or buildings together with any on-site improvements and off-site improvements in any way used or to be used in connection with the use, enjoyment, occupancy or operation of the Land. “Insurance Proceeds” means the insurance claims under and the proceeds of any and all policies of insurance covering the Property or any part thereof, including all returned and unearned premiums with respect to any insurance relating to such Property, in each case whether now or hereafter existing or arising. “Land” means the real property described in Exhibit A attached hereto and made a part hereof. “Law(s)” means all federal, state and local laws, statutes, rules, ordinances, regulations, codes, licenses, authorizations, decisions, injunctions, interpretations, orders or decrees of any court or other Governmental Authority having jurisdiction as may be in effect from time to time. “Lcase(s)” means all leases, license agreements and other occupancy or use agreements (whether oral or written), now or hereafter existing, which cover or relate to the Properly or any part thereof, together with all options therefor, amendments thereto and renewals, modifications and guaranties thereof, including any cash or security deposited under the Leases to secure performance by the tenants of their obligations under the Leases, whether such cash or security is to be held until the expiration of the terms of the Leases or applied to one or more of the installments of rent coming due thereunder. “Lien” means any mortgage, deed of trust, pledge, security interest, assignment, judgment, lien or charge of any kind, including any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction. “Loan” means the loan from Beneficiary to Grantor and the other Borrowers thereunder, the repayment obligations in connection with which are evidenced by the Note. “Loan.. Agreement” means the Construction Loan Agreement of even date herewith between Grantor, the other Borrowers and Lender which sets forth, among other things, the terms and conditions upon which the proceeds of the Loan will be disbursed, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified. “Loan Documents” means this Deed of Trust, the Note, the Guaranty, the Environmental Agreement, the Loan Agreement, any Intercreditor Agreement and any and all other documents which Grantor, Guarantor or any other party or parties have executed and delivered, or may hereafter execute and deliver, to evidence, secure or guarantee the Obligations, or any part thereof, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

“Note” means the Promissory Note of even date herewith in the original principal amount of Fifty Million and No/100 Dollars ($50,000,000.00) made by Grantor and the other Borrowers to the order of Lender, as the same may from time to time be extended, renewed, amended, restated, supplemented or otherwise modified. “Notice” means a notice, request, consent, demand or other communication given in accordance with the provisions of this Deed of Trust. “Obligations” means all present and future debts, advances, obligations and liabilities of Grantor or any other Borrower to Beneficiary and/or Trustee arising pursuant to, and/or on account of, the provisions of this Deed of Trust, the Note or any of the other Loan Documents, including the obligations: (a) to pay all principal, interest, late charges, exit fees, prepayment premiums (if any) and other amounts due at any time under the Note; (b) to pay all Expenses, indemnification payments, fees and other amounts due at any time under this Deed of Trust or any of the other Loan Documents, together with interest thereon as herein or therein provided; (c) to perform, observe and comply with all of the other terms, covenants and conditions, expressed or implied, which Grantor is required to perform, observe or comply with pursuant to this Deed of Trust or any of the other Loan Documents; and (d) to pay and perform all future advances and other obligations that Grantor or any successor in ownership of all or part of the Property may agree to pay and/or perform (whether as principal, surety or guarantor) for the benefit of Beneficiary, when a writing evidences the parties’ agreement that the advance or obligation be secured by this Deed of Trust; excluding, however, the debts, obligations and liabilities of Grantor under the Environmental Agreement. This Deed of Trust does not secure the Environmental Agreement, the Guaranty or any other Loan Document that is expressly stated to be unsecured. “Permitted Encumbrance” means (a) any matters set forth in any policy of title insurance issued to Beneficiary and insuring Beneficiary’s interest in the Property which are acceptable to Beneficiary as of the date hereof, (b) the Liens and interests of this Deed of Trust, (c) any subordinate liens in favor of Gotham Green Partners or any subsidiary or affiliate allowed under an Intercreditor Agreement between Gotham Green Partners, Lender and Borrower, and (d) any other Encumbrance that Beneficiary shall expressly approve in writing in its sole and absolute discretion. “Person” means an individual, a corporation, a partnership, a joint venture, a limited liability company, a trust, an unincorporated association, any Governmental Authority or any other entity. “Personalty” means all personal property of any kind or nature whatsoever, whether tangible or intangible and whether now owned or hereafter acquired, in which Grantor now has or hereafter acquires an interest and which is used in the construction of or is placed upon, or is derived from or used in connection with the maintenance, use, occupancy or enjoyment of, the Properly, including (a) the Accessories; (b) the Accounts; (c) all franchise, license, management or other agreements with respect to the operation of the Real Property or the business conducted therein (provided all of such agreements shall be subordinate to this Deed of Trust, and Beneficiary shall have no responsibility for the performance of Grantor’s obligations thereunder) and all general intangibles (including payment intangibles, trademarks, trade names, goodwill, software and symbols) related to the Real Property or the operation thereof; (d) all sewer and water taps, appurtenant water stock or water rights, allocations and agreements for utilities, bonds, letters of credit, letter-of-credit rights, permits, certificates, licenses, guaranties, warranties, causes of action, judgments, Claims, profits, security deposits, utility deposits, deposits or escrows for taxes, insurance or other matters, and all rebates or refunds of fees, Taxes, assessments, charges or deposits paid to any Governmental Authority related to the Real Property or the operation thereof; (c) all insurance policies held by Grantor with respect to the Property or Grantor’s operation thereof; and (f) all money, instruments, chattel paper, or mortgages and documents (whether tangible or electronic) arising from or by virtue of any transactions related to the Property, and all deposits and deposit accounts of Grantor with Beneficiary related to the Property, including any such deposit account from which Grantor may from time to time authorize Beneficiary to debit and/or credit payments due with respect to the Loan; together with all Additions to and Proceeds of all of the foregoing.

“Proceeds” when used with respect to any of the Property, means all proceeds of such Property, including all Insurance Proceeds and all other proceeds within the meaning of that term as defined in the Uniform Commercial Code of the State. “Property” means the Real Properly and the Personalty and all other rights, interests and benefits of every kind and character which Grantor now has or hereafter acquires in, to or for the benefit of the Real Property and/or the Personalty and all other property and rights used or useful in connection therewith, including all Leases, all Rents, all Condemnation Awards, all Proceeds, and all of Grantor’s right, title and interest in and to all Design and Construction Documents, all Contracts of Sale and all Refinancing Commitments. “Property Assessments” means all Taxes, payments in lieu of taxes, water rents, sewer rents, assessments, condominium and owner’s association assessments and charges, maintenance charges and other governmental or municipal or public or private dues, charges and levies and any Liens (including federal tax liens) which are or may be levied, imposed or assessed upon the Property or any part thereof or upon any Leases or any Rents, whether levied directly or indirectly or as excise taxes, as income taxes, or otherwise. “Real Property” means the Land and Improvements, together with (a) all estates, title interests, title reversion rights, remainders, increases, issues, profits, rights of way or uses, additions, accretions, servitudes, strips, gaps, gores, liberties, privileges, water rights, water courses, alleys, passages, ways, vaults, licenses, tenements, franchises, hereditaments, royalties, appurtenances, air space, easements, rights-of-way, rights of ingress or egress, parking rights, timber, crops, mineral interests and other rights, now or hereafter owned by Grantor and belonging or appertaining to the Land or Improvements; (b) all Claims whatsoever of Grantor with respect to the Land or Improvements, either in law or in equity, in possession or in expectancy; (c) all estate, right, title and interest of Grantor in and to all streets, roads and public places, opened or proposed, now or hereafter adjoining or appertaining to the Land or Improvements; and (d)all options to purchase the Land or Improvements, or any portion thereof or interest therein, and any greater estate in the Land or Improvements, and all Additions to and Proceeds of the foregoing. “Refinancing Commitment” means any commitment from or other agreement with any Person providing for the financing of the Property, some or all of the proceeds of which are intended to be used for the repayment of all or a portion of the Loan. “Rents” means all of the rents, royalties, issues, profits, revenues, earnings, income and other benefits of the Property, or arising from the use or enjoyment of the Property, including all such amounts paid under or arising from any of the Leases and all fees, charges, accounts or other payments for the use or occupancy of rooms or other public facilities within the Real Property. “State” means the state in which the Land is located. “Taxes” means all taxes and assessments, whether general or special, ordinary or extraordinary, or foreseen or unforeseen, which at any lime may be assessed, levied, confirmed or imposed by any Governmental Authority or any community facilities or other private district on Grantor or on any of its properties or assets or any part thereof or in respect of any of its franchises, businesses, income or profits.

“Transfer” means any sale, assignment, conveyance or transfer, including any Contract of Sale and any other contract or agreement to sell, assign, convey or transfer, in whole or in part, whether made voluntarily or by operation of Law or otherwise, and whether made with or without consideration. “Trustee” means the Initial Trustee or its successor in trust who may be acting under and pursuant to this Deed of Trust from time to time. Article II Granting Clauses; Condition of Grant. Section 2.1                Conveyances and Security Interests. In order to secure the prompt payment and performance of the Obligations, Grantor (a) irrevocably and unconditionally grants, conveys, transfers and assigns to Trustee, in trust, for the benefit of Beneficiary, with power of sale and right of entry and possession, all estate, right, title and interest that Grantor now has or may later acquire in and to the Real Property; (b) grants to Beneficiary a security interest in the Personalty; (c) assigns to Beneficiary, and grants to Beneficiary a security interest in, all Condemnation Awards and all Insurance Proceeds; and (d) assigns to Beneficiary, and grants to Beneficiary a security interest in, all of Grantor’s right, title and interest in, but not any of Grantor’s obligations or liabilities under, all Design and Construction Documents, all Contracts of Sale and all Refinancing Commitments. All Persons who may have or acquire an interest in all or any part of the Property will be deemed to have notice of, and will be bound by, the terms of the Obligations and each other agreement or instrument made or entered into in connection with each of the Obligations. Such terms include any provisions in the Note or the Loan Agreement. GRANTOR REPRESENTS AND WARRANTS THAT THE REAL PROPERTY CONVEYED BY THIS DEED OF TRUST IS NOT USED PRINCIPALLY FOR AGRICULTURAL PURPOSES. Section 2.2                Absolute Assignment of Leases and Rents. In consideration of the making of the Loan by Beneficiary to Grantor, the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor absolutely and unconditionally assigns the Leases and Rents to Beneficiary. This assignment is, and is intended to be, an unconditional, absolute and present assignment from Grantor to Beneficiary of all of Grantor’s right, title and interest in and to the Leases and the Rents and not an assignment in the nature of a pledge of the Leases and Rents or the mere grant of a security interest therein. So long as no Event of Default shall exist, however, and so long as Grantor is not in default in the performance of any obligation, covenant or agreement contained in the Leases, Grantor shall have a license (which license shall terminate automatically and without notice upon the occurrence of an Event of Default beyond expiration of any applicable notice and/or cure period or a material default by Grantor under the Leases) to collect, but not prior to accrual, all Rents. Grantor agrees to collect and hold all Rents in trust for Beneficiary and to use the Rents for the payment of the cost of operating and maintaining the Property and for the payment of the other Obligations before using the Rents for any other purpose.

Section 2.3                Security Agreement. Fixture Filing and Financing Statement. This Deed of Trust creates a security interest in the Personalty, and, to the extent the Personalty is not real property, this Deed of Trust constitutes a security agreement from Grantor to Beneficiary under the Uniform Commercial Code of the State. In addition to all of its other rights under this Deed of Trust and otherwise, Beneficiary shall have all of the rights of a secured party under the Uniform Commercial Code of the State, as in effect from time to time, or under the Uniform Commercial Code in force from time to time in any other state to the extent the same is applicable Law. This Deed of Trust shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Property and is to be filed for record in the real estate records of each county where any part of the Property (including such fixtures) is situated. This Deed of Trust shall also be effective as a financing statement with respect to any other Property as to which a security interest may be perfected by the filing of a financing statement and may be filed as such in any appropriate filing or recording office. The respective mailing addresses of Grantor and Beneficiary are set forth in the opening paragraph of this Deed of Trust. A carbon, photographic or other reproduction of this Deed of Trust or any other financing statement relating to this Deed of Trust shall be sufficient as a financing statement for any of the purposes referred to in this Section Grantor hereby irrevocably authorizes Beneficiary at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements as authorized by applicable Law, reasonably required by Beneficiary to establish or maintain the validity, perfection and priority of the security interests granted in this Deed of Trust. The foregoing authorization includes Grantor’s irrevocable authorization for Beneficiary at any time and from time to time to file any initial financing statements and amendments thereto that indicate the Personalty (a) as “all assets” of Grantor or words of similar effect, regardless of whether any particular asset comprised in the Personalty falls within the scope of the Uniform Commercial Code of the State or the jurisdiction where the initial financing statement or amendment is filed, or (b) as being of an equal or lesser scope or with greater detail. Section 2.4 Reconveyance of Deed of Trust and Termination of Assignments and financing Statements. If and when all of the Obligations have been paid and performed, and no further advances are to be made under the Loan Agreement, Trustee, upon request by Beneficiary, will provide a reconveyance of the Property from the lien of this Deed of Trust and termination statements for filed financing statements, if any, to Grantor. Grantor shall be responsible for the recordation of such reconveyance and the payment of any recording and filing costs. Upon the recording of such reconveyance and the filing of such termination statements, the absolute assignments set forth in Section 2.2 shall automatically terminate and become null and void. Article III Representations and Warranties . Grantor makes the following representations and warranties to Beneficiary: Section 3.1                Title to Real Property. Grantor (a) owns good and marketable fee simple title to the Real Property, (b) owns all of the beneficial and equitable interest in and to the Real Property, and (c) is lawfully seized and possessed of the Real Property. Grantor has the right and authority to convey the Real Property and does hereby convey the Real Property with general warranty. The Real Property is subject to no Encumbrances other than the Permitted Encumbrances.

Section 3.2    Title to Oilier Property. Grantor has good title to the Personalty, and the Personalty is not subject to any Encumbrance other than the Permitted Encumbrances. None of the Leases, Rents, Design and Construction Documents, Contracts of Sale or Refinancing Commitments are subject to any Encumbrance other than the Permitted Encumbrances. Section 3.3                Property Assessments. The Real Property is assessed for purposes of Property Assessments as a separate and distinct parcel from any other property, such that the Real Property shall never become subject to the Lien of any Property Assessments levied or assessed against any property other than the Real Property. Section 3.4                Independence of the Real Property. No buildings or other improvements on property not covered by this Deed of Trust rely on the Real Property or any interest therein to fulfill any requirement of any Governmental Authority for the existence of such property, building or improvements; and none of the Real Property relies, or will rely, on any property not covered by this Deed of Trust or any interest therein to fulfill any requirement of any Governmental Authority. The Real Property has been properly subdivided from all other property in accordance with the requirements of any applicable Governmental Authorities. Section 3.5    Existing Improvements. The existing Improvements, if any, were constructed, and are being used and maintained, in accordance with all applicable Laws, including zoning Laws. Section 3.6                Leases and Tenants. The Leases are valid and are in full force and effect, and to the best of Grantor’s knowledge Grantor is not in default under any of the terms thereof. Except as expressly permitted in the Loan Agreement, Grantor has not accepted any Rents in advance of the time the same became due under the Leases and has not forgiven, compromised or discounted any of the Rents. Grantor has title to and the right to assign the Leases and Rents to Beneficiary, and no other assignment of the Leases or Rents has been granted. To the best of Grantor’s knowledge and belief, no tenant or tenants occupying, individually or in the aggregate, more than five percent (5%) of the net rentable area of the Improvements are in default under their Lease(s) or are the subject of any bankruptcy, insolvency or similar proceeding. Article IV Affirmative Covenants . Section 4.1                Obligations. Grantor agrees to promptly pay and perform all of the Obligations, time being of the essence in each case. Section 4.2                Properly Assessments: Documentary Taxes. Grantor (a) will promptly pay in full and discharge all Property Assessments, and (b) will furnish to Beneficiary, upon demand, the receipted bills for such Property Assessments prior to the day upon which the same shall become delinquent. Property Assessments shall be considered delinquent as of the first day any interest or penalty commences to accrue thereon. Grantor will promptly pay all stamp, documentary, recordation, transfer and intangible taxes and all other taxes that may from time to time be required to be paid with respect to the Loan, the Note, this Deed of Trust or any of the other Loan Documents.

Section 4.3                Permitted Contests. Grantor shall not be required to pay any of the Property Assessments, or to comply with any Law, so long as Grantor shall in good faith, and at its cost and expense, contest the amount or validity thereof, or take other appropriate action with respect thereto, in good faith and in an appropriate manner or by appropriate proceedings; provided that (a) such proceedings operate to prevent the collection of, or other realization upon, such Property Assessments or enforcement of the Law so contested, (b) there will be no sale, forfeiture or loss of the Property during the contest, (c) neither Beneficiary nor Trustee nor the Property is subject to any Claim as a result of such contest, and (d) Grantor provides assurances satisfactory to Beneficiary (including the establishment of an appropriate reserve account with Beneficiary) of its ability to pay such Property Assessments or comply with such Law in the event Grantor is unsuccessful in its contest. Each such contest shall be promptly prosecuted to final conclusion or settlement, and Grantor shall indemnify and save Beneficiary and Trustee harmless against all Claims in connection therewith Promptly after the settlement or conclusion of such contest or action, Grantor shall comply with such Law and/or pay and discharge the amounts which shall be levied, assessed or imposed or determined to be payable, together with all penalties, fines, interests, costs and expenses in connection therewith. Section 4.4                Compliance with Laws. Grantor will comply with and not violate, and cause to be complied with and not violated, all present and future Laws applicable to the Property and its use and operation. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, Beneficiary expressly acknowledges and agrees that Grantor’s trade and business involves the production and distribution of cannabis and cannabis-related products and that Grantor shall not be in breach or default of any representation, warranty, covenant, requirement or restriction set forth herein or in any of the other Loan Documents as a result of engaging in said trade and business and operating the Property in furtherance of said trade and business. Section 4.5                Maintenance and Repair of the Property. Grantor, at Grantor’s sole expense, will (a) keep and maintain Improvements and Accessories in good condition, working order and repair, ordinary wear and tear excepted, (b) make all necessary or appropriate repairs and Additions to Improvements and Accessories, so that each part of the Improvements and all of the Accessories shall at all times be in good condition and fit and proper for the respective purposes for which they were originally intended, erected, or installed, and (c) commit or permit no material waste. Section 4.6                Additions to Security. All right, title and interest of Grantor in and to all Improvements and Additions hereafter constructed or placed on the Property and in and to any Accessories hereafter acquired shall, without any further mortgage, conveyance, assignment or other act by Grantor, become subject to the Lien of this Deed of Trust as fully and completely, and with the same effect, as though now owned by Grantor and specifically described in the granting clauses hereof. Grantor agrees, however, to execute and deliver to Trustee and/or Beneficiary such further documents as may be required by the terms of the Loan Agreement and the other Loan Documents. Section 4.7                Subrogation. To the extent permitted by Law, Beneficiary shall be subrogated, notwithstanding its release of record, to any Lien now or hereafter existing on the Property to the extent that such Lien is paid or discharged by Beneficiary whether or not from the proceeds of the Loan. This Section shall not be deemed or construed, however, to obligate Beneficiary to pay or discharge any Lien.

Section 4.8                Leases. Except with respect to any Lease entered into by Grantor for purposes of a Permitted Use (as such term is defined in the Loan Agreement), Grantor shall not enter into any Lease with respect to all or any portion of the Property without the prior written consent of Beneficiary. Neither Trustee nor Beneficiary shall be obligated to perform or discharge any obligation of Grantor under any Lease. The assignment of Leases provided for in this Deed of Trust in no manner places on Beneficiary or Trustee any responsibility for (i) the control, care, management or repair of the Property, (ii) the carrying out of any of the terms and conditions of the Leases, (iii) any waste committed on the Property, or (iv) any dangerous or defective condition on the Property (whether known or unknown). Article V Negative Covenants . Section 5.1                Encumbrances. Grantor will not permit any of the Property to become subject to any Encumbrance other than the Permitted Encumbrances. Within thirty (30) days after receipt of notice of the filing of any mechanic’s lien or other Lien or Encumbrance against the Property, Grantor will promptly discharge the same by payment or filing a bond or otherwise as permitted by Law. So long as Beneficiary’s security has been protected by the filing of a bond or otherwise in a manner satisfactory to Beneficiary in its reasonable discretion, Grantor shall have the right to contest in good faith any Claim, Lien or Encumbrance, provided that Grantor does so diligently and without prejudice to Beneficiary or delay in completing construction of the Improvements. Grantor shall give Beneficiary Notice of any default under any Lien and Notice of any foreclosure or threat of foreclosure with respect to any of the Property. Grantor agrees that it shall indemnify and hold Beneficiary harmless against any loss or liability, cost or expense, including any judgments, reasonable attorneys’ fees and costs, costs of appeal bonds and printing costs, arising out of or relating to any proceeding instituted by any claimant alleging priority over the lien of this Deed of Trust. Section 5.2                Transfer of the Property. Grantor will not Transfer, or contract to Transfer, all or any part of the Property or any legal or beneficial interest therein (except for certain Transfers of the Accessories expressly permitted in this Deed of Trust) without the prior written consent of Beneficiary, such consent not to be unreasonably withheld, conditioned or delayed. Section 5.3                Removal. Demolition or Alteration of Accessories and Improvements. Except to the extent permitted by the following sentence, no Improvements or Accessories shall be removed, demolished or materially altered without the prior written consent of Beneficiary. Grantor may remove and dispose of, free from the Lien of this Deed of Trust, such Accessories as from time to time become worn out or obsolete, provided that, either (a) at the time of, or prior to, such removal, any such Accessories are replaced with other Accessories which are free from Liens other than Permitted Encumbrances and have a value at least equal to that of the replaced Accessories (and by such removal and replacement Grantor shall be deemed to have subjected such Accessories to the Lien of this Deed of Trust), or (b) so long as a prepayment may be made without the imposition of any premium pursuant to the Note, such Accessories are sold at fair market value for cash and the net cash proceeds received from such disposition are paid over promptly to Beneficiary to be applied to the prepayment of the principal of the Loan.

Section 5.4                Additional Improvements. Grantor will not construct any Improvements other than those presently on the Land and those described in the Loan Agreement without the prior written consent of Beneficiary, such consent not to be unreasonably withheld, conditioned or delayed. Grantor will complete and pay for, within a reasonable time, any Improvements which Grantor is permitted to construct on the Land. Grantor will construct and erect any permitted Improvements (a) strictly in accordance with all applicable Laws and any private restrictive covenants, (b) entirely on lots or parcels of the Land, (c) so as not to encroach upon any easement or right of way or upon the land of others, and (d) wholly within any building restriction and setback, lines applicable to the Land. Section 5.5                Restrictive Covenants, Zoning, etc. Without the prior written consent of Beneficiary, Grantor will not initiate, join in, or consent to any change in, any restrictive covenant, easement, zoning ordinance, or other public or private restrictions limiting or defining the uses which may be made of the Property. Grantor (a) will promptly perform and observe, and cause to be performed and observed, all of the material terms and conditions of all agreements affecting the Property, and (b) will do or cause to be done all things necessary to preserve intact and unimpaired any and all easements, appurtenances and other interests and rights in favor of, or constituting any portion of, the Property. Article VI Events of Default The occurrence or happening, from time to time, of any one or more of the following shall constitute an Event of Default under this Deed of Trust: Section 6.1                Payment Obligations. Grantor or any other Borrower fails to pay any of the Obligations when due, whether on the scheduled due date or upon acceleration, maturity or otherwise. Section 6.2    Transfers. Except as expressly permitted hereunder or under the terms and conditions of the other Loan Documents, Grantor Transfers, or contracts to Transfer, all or any part of the Property (except for Transfers of the Accessories expressly permitted under this Deed of Trust). Section 6.3                Other Obligations. Grantor fails to promptly perform or comply with any of the Obligations set forth in this Deed of Trust (other than those expressly described in other Sections of this Article), and such failure continues uncured for a period of thirty (30) days after Notice from Beneficiary to Grantor, unless (a) such failure, by its nature, is not capable of being cured within such period, and (b) within such period, Grantor commences to cure such failure and thereafter diligently prosecutes the cure thereof, and (c) Grantor causes such failure to be cured no later than ninety (90) days after the date of such Notice from Beneficiary. Section 6.4                Event of Default Under Other Loan Documents. An Event of Default (as defined therein) occurs and continues beyond expiration of any applicable notice and/or cure period under the Note or the Loan Agreement, or Grantor or Guarantor fails to promptly pay, perform, observe or comply with any obligation or agreement contained in any of the other Loan Documents (within any applicable grace or cure period).

Section 6.5                Change in Zoning or Public Restriction. Any change in any zoning ordinance or regulation or any other public restriction is enacted, adopted or implemented that limits or defines the uses which may be made of the Property such that the present or intended use of the Property, as specified in the Loan Documents, would be in violation of such zoning ordinance or regulation or public restriction, as changed. Section 6.6                Default Under Leases. Grantor fails duly to perform its material obligations under any Lease, and such failure is not cured within the grace period, if any, provided in the Lease. Section 6.7                Default Under Other Lien Documents. A default occurs under any other mortgage, deed of trust or security agreement covering the Property, including any Permitted Encumbrances. Section 6.8                Execution; Attachment. Any execution or attachment is levied against any of the Property, and such execution or attachment is not set aside, discharged or stayed within sixty (60) days after the same is levied. Article VII Rights and Remedies . Upon the happening of any Event of Default that continues beyond expiration of any applicable notice and/or cure period, Beneficiary, or Trustee at the direction of Beneficiary, shall have the right, in addition to any other rights or remedies available to Beneficiary under any of the Loan Documents or applicable Law, to exercise any one or more of the following rights, powers or remedies; Section 7.1                Acceleration. Beneficiary may accelerate any or all (as determined by Beneficiary in its sole discretion) of the Obligations, whereupon such Obligations shall become immediately due and payable, without notice of acceleration or intention to accelerate, presentment or demand for payment, protest, notice of protest, notice of nonpayment or dishonor, or notices or demands of any kind or character, all of which are hereby waived by Grantor. Section 7.2                Appiaisal; Inspection. Beneficiary may pay such sums as may be necessary to obtain a current appraisal of the Real Property and/or other Property, to inspect the Real Property and /or other Property during weekdays from 9:00 a.m. to 5:00 p.m. (local time), to pay any tax, assessment, insurance premium, lien, encumbrance or other charge against the Property, to obtain a title report and/or Trustee’s sale guaranty, all such expenditures to be paid by Grantor on demand and added to the Obligations. Section 7.3                Exercise of Legal Rights; *******losure: Power of Sale. Beneficiary may exercise any one or more of its rights and remedies under the Loan Documents and applicable Law including foreclosure of this Deed of Trust judicially as a mortgage or non-judicially pursuant to the power of sale granted herein. Trustee may sell the Property in its entirety or in parcels, and by one or by several sales, as deemed appropriate by Trustee in its sole and absolute discretion. If Trustee chooses to have more than one foreclosure sale, Trustee may cause the foreclosure sales to be held simultaneously or successively, on the same day, or on such different days and at such different times as Trustee may elect. Trustee shall receive and apply the proceeds from the sale of the Property, or any portion thereof, in accordance with applicable Law. Grantor and the holder of any subordinate lien or security interest with actual or constructive notice of this Deed of Trust waive any equitable, statutory or other right to require marshaling of assets or to direct the order in which the Property will be sold.

Section 7.4                Collection of Rents. Upon the occurrence of an Event of Default that continues beyond expiration of any applicable notice and/or cure period, the license granted to Grantor to collect the Rents shall be automatically and immediately revoked, without further notice to or demand upon Grantor. Beneficiary may, but shall not be obligated to, perform any or all obligations of the landlord under any or all of the Leases, and Beneficiary may, but shall not be obligated to, exercise and enforce any or all of Grantor’s rights under the Leases. Without limitation to the generality of the foregoing, Beneficiary may notify the tenants under the Leases that all Rents are to be paid to Beneficiary, and following such notice all Rents shall be paid directly to Beneficiary and not to Grantor or any other Person other than as directed by Beneficiary, it being understood that a demand by Beneficiary on any tenant under the Leases for the payment of Rent shall be sufficient to warrant payment by such tenant of Rent to Beneficiary without the necessity of further consent by Grantor. Grantor hereby irrevocably authorizes and directs the tenants under the Leases to pay all Rents to Beneficiary instead of to Grantor, upon receipt of written notice from Beneficiary, without the necessity of any inquiry of Grantor and without the necessity of determining the existence or non-existence of an Event of Default. Upon the occurrence of an Event of Default that continues beyond expiration of any applicable notice and/or cure period, Grantor hereby appoints Beneficiary as Grantor’s attorney-in-fact with full power of substitution, which appointment shall take effect upon the occurrence of an Event of Default and is coupled with an interest and is irrevocable prior to the full and final payment and performance of the Obligations, in Grantor’s name or in Beneficiary’s name: (a) to endorse all checks and other instruments received in payment of Rents and to deposit the same in any account selected by Beneficiary; (b) to give receipts and releases in relation thereto; (c) to institute, prosecute and/or settle actions for the recovery of Rents; (d) to modify the terms of any Leases including terms relating to the Rents payable thereunder; (c) to cancel any Leases; (f) to enter into new Leases; and (g) to do all other acts and things with respect to the Leases and Rents which Beneficiary may deem necessary or desirable to protect the security for the Obligations. Any Rents received shall be applied first to pay all Expenses and next in reduction of the other Obligations. Grantor shall pay, on demand, to Beneficiary, the amount of any deficiency between (i) the Rents received by Beneficiary, and (ii) all Expenses incurred together with interest thereon as provided in the Loan Agreement and the other Loan Documents. Section 7.5                Taking Possession or Control of the Property. As a matter of right without bond and without regard to the adequacy of the security, and to the extent permitted by Law without notice to Grantor, Beneficiary shall be entitled, upon application to a court of competent jurisdiction, to the immediate appointment of a receiver for all or any part of the Property and the Rents, whether such receivership may be incidental to a proposed sale of the Property or otherwise, and Grantor hereby consents to the appointment of such a receiver and agrees that such receiver shall have all of the rights and powers granted to Beneficiary pursuant to Section 7.4. In addition, to the extent permitted by Law, and with or without the appointment of a receiver, or an application therefor, Beneficiary may (a) enter upon, and take possession of (and Grantor shall surrender actual possession of), the Property or any part thereof, without notice to Grantor and without bringing any legal action or proceeding, or, if necessary by force, legal proceedings, ejectment or otherwise, and (b) remove and exclude Grantor and its agents and employees therefrom. Section 7.6                Management of the Property. Upon obtaining possession of the Property or upon the appointment of a receiver as described in Section 7.5. Beneficiary, Trustee or the receiver, as the case may be, may, at its sole option, (a) make all necessary or proper repairs and Additions to or upon the Property, (b) operate, maintain, control, make secure and preserve the Property, and (c) complete the construction of any unfinished Improvements on the Property and, in connection therewith, continue any and all outstanding contracts for the erection and completion of such Improvements and make and enter into any further contracts which may be necessary, either in their or its own name or in the name of Grantor (the costs of completing such Improvements shall be Expenses secured by this Deed of Trust and shall accrue interest as provided in the Loan Agreement and the other Loan Documents). Beneficiary, Trustee or such receiver shall be under no liability for, or by reason of, any such taking of possession, entry, holding, removal, maintaining, operation or management, except for gross negligence or willful misconduct. The exercise of the remedies provided in this Section shall not cure or waive any Event of Default, and the enforcement of such remedies, once commenced, shall continue for so long as Beneficiary shall elect, notwithstanding the fact that the exercise of such remedies may have, for a time, cured the original Event of Default.

Section 7.7    Uniform Commercial Code. Beneficiary may proceed under the Uniform Commercial Code as to all or any part of the Personalty, and in conjunction therewith may exercise all of the rights, remedies and powers of a secured creditor under the Uniform Commercial Code. Upon the occurrence of any Event of Default that continues beyond expiration of any applicable notice and/or cure period, Grantor shall assemble all of the Accessories and make the same available within the Improvements. Any notification required by the Uniform Commercial Code shall be deemed reasonably and properly given if sent in accordance with the Notice provisions of this Deed of Trust at least ten (10) days before any sale or other disposition of the Personalty. Disposition of the Personalty shall be deemed commercially reasonable if made pursuant to a public sale advertised at least twice in a newspaper of general circulation in the community where the Property is located. It shall be deemed commercially reasonable for the Trustee to dispose of the Personalty without giving any warranties as to the Personalty and specifically disclaiming all disposition warranties. Alternatively, Beneficiary may choose to dispose of some or all of the Property, in any combination consisting of both Personalty and Real Property, in one sale to be held in accordance with the Law and procedures applicable to real property, as permitted by Article 9 of the Uniform Commercial Code. Grantor agrees that such a sale of Personalty together with Real Property constitutes a commercially reasonable sale of the Personalty. Section 7.8    Application of Proceeds. Unless otherwise required by applicable Law, all proceeds from the sale of the Property or any part thereof pursuant to the rights and remedies set forth in this Article and any other proceeds received by Beneficiary from the exercise of any of its other rights and remedies hereunder or under the other Loan Documents shall be applied first to pay all Expenses and next in reduction of the other Obligations, in such manner and order as Beneficiary may elect. Section 7.9                Cumulative Remedies; No Waiver. To the fullest extent allowed by Law, all of Beneficiary’s and Trustee’s rights and remedies specified in the Deed of Trust or in any other of the Loan Documents are cumulative, not mutually exclusive and not in substitution for any rights or remedies available at law or in equity. Without waiving its rights in the Property, Beneficiary may proceed against Grantor, any other Person obligated to pay or perform the Obligations or against any other security or guaranty for the Obligations, in such order or manner as Beneficiary may elect. Beneficiary’s failure to exercise or enforce any of its rights or remedies in the event of a Default shall not constitute a waiver or cure of the Default, or of any subsequent Default, or of Beneficiary’s rights or remedies with respect to such Default.

Article VIII Trustee . Section 8.1                Liability of Trustee, Trustee shall have no liability or responsibility for, and make no warranties in connection with, the validity or enforceability of any of the Loan Documents or the description, value or status of title to the Property. Trustee shall be protected in acting upon any notice, request, consent, demand, statement, note or other paper or document believed by Trustee to be genuine and to have been signed by the party or parties purporting to sign the same. Trustee shall not be liable for any error of judgment, nor for any act done or step taken or omitted, nor for any mistakes of law or fact, nor for anything which Trustee may do or refrain from doing in good faith, nor generally shall Trustee have any accountability hereunder except for willful misconduct or gross negligence. The powers and duties of Trustee hereunder may be exercised through such attorneys, agents or servants as Trustee may appoint, and Trustee shall have no liability or responsibility for any act, failure to act, negligence or willful misconduct of such attorney, agent or servant, so long as the selection was made with reasonable care. In addition, Trustee may consult with legal counsel selected by Trustee, and Trustee shall have no liability or responsibility by reason of any act or failure to act in accordance with the opinions of such counsel. Trustee may act hereunder and may sell or otherwise dispose of the Property or any part thereof as herein provided, although Trustee has been, may now be or may hereafter be, an attorney, officer, agent or employee of Beneficiary, in respect of any matter or business whatsoever. Trustee, however, shall have no obligation to sell all or any part of the Property following an Event of Default or to take any other action authorized to be taken by Trustee hereunder except upon the demand of Beneficiary. Section 8.2                Indemnification of Trustee. Grantor agrees to indemnify Trustee and to hold Trustee harmless from and against any and all reasonable Claims and Expenses directly or indirectly arising out of or resulting from any transaction, act, omission, event or circumstance in any way connected with the Property or the Loan, including but not limited to any Claim arising out of or resulting from any assertion or allegation that Trustee is liable for any act or omission of Grantor or any other Person in connection with the ownership, development, financing, operation or sale of the Property; provided, however, that Grantor shall not be obligated to indemnify Trustee with respect to any Claim arising solely from the gross negligence or willful misconduct of Trustee. The agreements and indemnifications contained in this Section shall apply to Claims arising both before and after the repayment of the Loan and shall survive the repayment of the Loan, any foreclosure or deed in lieu thereof and any other action by Trustee to enforce the rights and remedies of Beneficiary or Trustee hereunder or under the other Loan Documents. Section 8.3                Substitution of Trustee; Multiple Trustees. Beneficiary shall have, and is hereby granted with warranty of further assurances, the irrevocable power to appoint a new or replacement or substitute Trustee. Such power may be exercised at any time without notice, without cause and without specifying any reason therefor, by filing for record in the office where this Deed of Trust is recorded a Notice of Substitution of Trustee. The power of appointment of a successor Trustee may be exercised as often as and whenever Beneficiary may choose, and the exercise of the power of appointment, no matter how often, shall not be an exhaustion thereof. Upon the recordation of such Notice of Substitution of Trustee, the Trustee so appointed shall thereupon, without any further act or deed of conveyance, become fully vested with identically the same title and estate in and to the Property and with all the rights, powers, trusts and duties of its predecessor in the trust hereunder with like effect as if originally named as Trustee hereunder. Whenever in this Deed of Trust reference is made to Trustee, it shall be construed to mean each Person appointed as Trustee for the time being, whether original or successor in trust. All title, estate, rights, powers, trusts and duties granted to Trustee shall be in each Person appointed as Trustee so that any action hereunder by any Person appointed as Trustee shall for all purposes be deemed to be, and as effective as, the action of all Trustees.

Article IX Miscellaneous . Section 9.1                Rights. Powers and Remedies Cumulative. Each right, power and remedy of Beneficiary or Trustee as provided for in this Deed of Trust, or in any of the other Loan Documents or now or hereafter existing by Law, shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Deed of Trust, or in any of the other Loan Documents or now or hereafter existing by Law, and the exercise or beginning of the exercise by Beneficiary or Trustee of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by Beneficiary or Trustee of any or all such other rights, powers or remedies. Section 9.2                No Waiver by Beneficiary or Trustee. No course of dealing or conduct by or among Beneficiary, Trustee and Grantor shall be effective to amend, modify or change any provisions of this Deed of Trust or the other Loan Documents. No failure or delay by Beneficiary or Trustee to insist upon the strict performance of any term, covenant or agreement of this Deed of Trust or of any of the other Loan Documents, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, covenant or agreement or of any such breach, or preclude Beneficiary or Trustee from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any of the Obligations, neither Beneficiary nor Trustee shall be deemed to waive the right either to require prompt payment when due of all other Obligations, or to declare an Event of Default for failure to make prompt payment of any such other Obligations. Neither Grantor nor any other Person now or hereafter obligated for the payment of the whole or any part of the Obligations shall be relieved of such liability by reason of (a) the failure of Beneficiary to comply with any request of Grantor or of any other Person to take action to foreclose this Deed of Trust or otherwise enforce any of the provisions of this Deed of Trust, or (b) any agreement or stipulation between any subsequent owner or owners of the Property and Beneficiary, or (c) Beneficiary’s extending the time of payment or modifying the terms of this Deed of Trust or any of the other Loan Documents without first having obtained the consent of Grantor or such other Person. Regardless of consideration, and without the necessity for any notice to or consent by the holder of any subordinate Lien on the Property, Beneficiary may release any Person at any time liable for any of the Obligations or any part of the security for the Obligations and may extend the time of payment or otherwise modify the terms of this Deed of Trust or any of the other Loan Documents without in any way impairing or affecting the Lien of this Deed of Trust or the priority of this Deed of Trust over any subordinate Lien. The holder of any subordinate Lien shall have no right to terminate any Lease regardless of whether or not such Lease is subordinate to this Deed of Trust. Beneficiary may resort to the security or collateral described in this Deed of Trust or any of the other Loan Documents in such order and manner as Beneficiary may elect in its sole discretion. Section 9.3                Waivers and Agreements Regarding Remedies. To the full extent Grantor may do so, Grantor hereby voluntarily and knowingly: agrees that it will not at any time plead, claim or take advantage of any Laws now or hereafter in force providing for any appraisement, valuation, stay, or extension, and waives and releases all rights of valuation, appraisement, stay of execution, extension and notice of election to accelerate the Obligations;

(b)    waives all rights to a marshaling of the assets of Grantor, including the Property, or to a sale in the inverse order of alienation in the event of a foreclosure of the Property, and, except with respect to defenses brought in good faith and compulsory counterclaims, agrees not to assert any right under any Law pertaining to the marshaling of assets, the sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents, or other matters whatsoever to defeat, reduce or affect the right of Beneficiary under the terms of this Deed of Trust to a sale of the Property without any prior or different resort for collection, or the right of Beneficiary to the payment of the Obligations out of the proceeds of sale of the Property in preference to every other claimant whatsoever; (c)    if any defense, counterclaim or setoff, other than one permitted by the preceding clause, is timely raised in a foreclosure action, such defense, counterclaim or setoff shall be dismissed. If such defense, counterclaim or setoff is based on a Claim which could be tried in an action for money damages, such Claim may be brought in a separate action which shall not thereafter be consolidated with the foreclosure action. The bringing of such separate action for money damages shall not be deemed to afford any grounds for staying the foreclosure action; and (d)    waives and relinquishes any and all rights and remedies which Grantor may have or be able to assert by reason of the provisions of any Laws pertaining to the rights and remedies of sureties. Section 9.4                Successors and Assigns, All of the grants, covenants, terms, provisions and conditions of this Deed of Trust shall run with the Land and shall apply to and bind the successors and assigns of Grantor (including any permitted subsequent owner of the Property), and inure to the benefit of Beneficiary, its successors and assigns and to the successors in trust of Trustee. Section 9.5                No Warranty by Beneficiary or Trustee. By inspecting the Property or by accepting or approving anything required to be observed, performed or fulfilled by Grantor or to be given to Beneficiary or Trustee pursuant to this Deed of Trust or any of the other Loan Documents, Beneficiary and Trustee shall not be deemed to have warranted or represented the condition, sufficiency, legality, effectiveness or legal effect of the same, and such acceptance or approval shall not constitute any warranty or representation with respect thereto by Beneficiary or Trustee. Section 9.6                Amendments. This Deed of Trust may not be modified or amended except by an agreement in writing, signed by the party against whom enforcement of the change is sought. Section 9.7                Severability. In the event any one or more of the provisions of this Deed of Trust or any of the other Loan Documents shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any other respect, or in the event any one or more of the provisions of the Loan Documents operates or would prospectively operate to invalidate this Deed of Trust or any of the other Loan Documents, then and in either of those events, at the option of Beneficiary, such provision or provisions only shall be deemed null and void and shall not affect the validity of the remaining Obligations, and the remaining provisions of the Loan Documents shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.

Section 9.8                Notices. All Notices required or which any party desires to give hereunder or under any other Loan Document shall be in writing and, unless otherwise specifically provided in such other Loan Document, shall be deemed sufficiently given or furnished if delivered by personal delivery, by nationally recognized overnight courier service or by certified United States mail, postage prepaid, addressed to the party to whom directed at the applicable address specified in the Preamble to this Deed of Trust (unless changed by similar notice in writing given by the particular party whose address is to be changed) by facsimile, or by e-mail. Any Notice shall be deemed to have been given either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile or e-mail, upon receipt; provided that service of a Notice required by any applicable statute shall be considered complete when the requirements of that statute are met. Notwithstanding the foregoing, no notice of change of address shall be effective except upon actual receipt. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Deed of Trust or in any other Loan Document or to require giving of notice or demand to or upon any Person in any situation or for any reason. Section 9.9                Joint and Several Liability. If Grantor consists of two (2) or more Persons, the term “Grantor” shall also refer to all Persons signing this Deed of Trust as Grantor, and to each of them, and all of them are jointly and severally bound, obligated and liable hereunder. Trustee or Beneficiary may release, compromise, modify or settle with any of Grantor, in whole or in part, without impairing, lessening or affecting the obligations and liabilities of the others of Grantor hereunder or under the Note. Any of the acts mentioned aforesaid may be done without the approval or consent of, or notice to, any of Grantor. Section 9.10    Rules of Construction. The words “hereof.” “herein,” “hereunder,” “hereto,” and other words of similar import refer to this Deed of Trust in its entirety. The terms “agree” and “agreements” mean and include “covenant” and “covenants.” The words “include” and “including” shall be interpreted as if followed by the words “without limitation.” The headings of this Deed of Trust are for convenience of reference only and shall not be considered a part hereof and are not in any way intended to define, limit or enlarge the terms hereof. All references (a) made in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, (b) made in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, (c) to the Loan Documents are to the same as extended, amended, restated, supplemented or otherwise modified from time to time unless expressly indicated otherwise, (d) to the Land, Improvements, Personalty, Real Property or Property shall mean all or any portion of each of the foregoing, respectively, and (e) to Articles or Sections are to the respective Articles or Sections contained in this Deed of Trust unless expressly indicated otherwise. Any term used or defined in the Uniform Commercial Code of the State, as in effect from time to time, which is not defined in this Deed of Trust shall have the meaning ascribed to that term in the Uniform Commercial Code of the State. If a term is defined in Article 9 of the Uniform Commercial Code of the State differently than in another Article of the Uniform Commercial Code of the State, the term shall have the meaning specified in Article 9, Section 9.11    Governing Law. This Deed of Trust shall be construed, governed and enforced in accordance with the Laws in effect from time to time in the State. Section 9.12    Entire Agreement. The Loan Documents constitute the entire understanding and agreement between Grantor and Beneficiary with respect to the transactions arising in connection with the Loan, and supersede all prior written or oral understandings and agreements between Grantor and Beneficiary with respect to the matters addressed in the Loan Documents.    In particular, and without limitation, the terms of any commitment by Beneficiary to make the Loan are merged into the Loan Documents. Except as incorporated in writing into the Loan Documents, there are no representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in the Loan Documents.

LENDER’S Right to Force-Place Insurance Coverage. UNLESS YOU PROVIDE LENDER WITH EVIDENCE OF THE INSURANCE COVERAGE AS REQUIRED BY OUR CONTRACT OR LOAN AGREEMENT, LENDER MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT LENDER’S INTEREST. THIS INSURANCE MAY, BUT NEED NOT, ALSO PROTECT YOUR INTEREST. IF THE COLLATERAL BECOMES DAMAGED, THE COVERAGE LENDER PURCHASES MAY NOT PAY ANY CLAIM YOU MAKE OR ANY CLAIM MADE AGAINST YOU. YOU MAY LATER CANCEL THIS COVERAGE BY PROVIDING EVIDENCE THAT YOU HAVE OBTAINED PROPERTY COVERAGE ELSEWHERE. YOU ARE RESPONSIBLE FOR THE COST OF ANY INSURANCE PURCHASED BY LENDER. THE COST OF THIS INSURANCE MAY BE ADDED TO YOUR CONTRACT OR LOAN BALANCE. IF THE COST IS ADDED TO YOUR CONTRACT OR LOAN BALANCE, THE INTEREST RATE ON THE UNDERLYING CONTRACT OR LOAN WILL APPLY TO THIS ADDED AMOUNT. THE EFFECTIVE DATE OF COVERAGE MAY BE THE DATE YOUR PRIOR COVERAGE LAPSED OR THE DATE YOU FAILED TO PROVIDE PROOF OF COVERAGE. THE COVERAGE LENDER PURCHASES MAY BE CONSIDERABLY MORE EXPENSIVE THAN INSURANCE YOU CAN OBTAIN ON YOUR OWN AND MAY NOT SATISFY ANY NEED FOR PROPERTY DAMAGE COVERAGE OR ANY MANDATORY LIABILITY INSURANCE REQUIREMENTS IMPOSED BY APPLICABLE LAW. [STATE SPECIFIC NOTICE PROVISIONS} Grantor has caused this Deed of Trust to be executed as of the date first written above. GRANTOR: By:

STATE OF COUNTY OF ) ) ss. ) On this ____ day of _. 2019, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn personally appeared [    ], known to me to be the [    ] that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said limited partnership, for the purposes therein mentioned, and on oath stated that he was authorized to execute said instrument. I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document. WITNESS my hand and official seal hereto affixed the day and year in the certificate above written. Signature Print Name NOTARY PUBLIC in and for the State ofWashington, residing at.     My commission expires

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